The transformation to a holding company structure described in this notice involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in connection with the transformation to a holding company structure, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Securities code: 8363

May 28, 2021

To our shareholders:
Shuji Tsuemura President (Representative Director) The Hokkoku Bank, Ltd. 2-12-6 Hirooka, Kanazawa, Ishikawa, 920-0031 Japan

NOTICE OF THE 113TH ORDINARY GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 113th Ordinary General Meeting of Shareholders of The Hokkoku Bank, Ltd. (the “Bank”), which will be held as described below.

You may exercise your voting rights either in writing (by post) or via internet. After reviewing the attached reference documents for the General Meeting of Shareholders, please exercise your voting rights no later than 5:30 p.m., Thursday, June 17, 2021 (Japan Standard Time).

1.	Date and Time:	Friday, June 18, 2021 at 10:00 a.m. (Japan Standard Time)
2.	Venue:	The Bank’s Head Office, 3F, Main Hall, 2-12-6 Hirooka, Kanazawa, Ishikawa
3.	Purposes:
Items to be reported:
1.	Business Report and Non-Consolidated Financial Statements for the 113th Term (from April 1, 2020 to March 31, 2021)
2.	Consolidated Financial Statements for the 113th Term (from April 1, 2020 to March 31, 2021), as well as the results of audit of the Consolidated Financial Statements by the Accounting Auditor and the Audit and Supervisory Committee

Items to be resolved:

Proposal 1:    Appropriation of Surplus

Proposal 2:    Election of five (5) Directors who are not Audit and Supervisory Committee Members

Proposal 3:    Election of Six (6) Directors who are Audit and Supervisory Committee Members

Proposal 4:    Establishment of Sole Parent Company Through Share Transfer

Reference Documents for the General Meeting of Shareholders

Proposal 1:           Appropriation of Surplus

The Bank maintains a basic policy to pay dividends of surplus to its shareholders on a stable and continual basis while striving to improve owned capital by enhancing internal reserves.

Considering the business performance for the current fiscal year and future business development, the Bank proposes the payment of year-end dividends as follows:

Matters related to year-end dividends:

(1)	Type of dividend property

To be paid in cash.

(2)	Allocation of dividend property and total amount thereof:

¥50 per common share of the Bank
Total amount of dividends: ¥1,405,447,900

As the Bank has already paid an interim dividend of ¥30 per share, the annual dividend for the fiscal year will be ¥80 per share.

(3)	Effective date of distribution of dividends of surplus is June 21, 2021

Proposal 2:           Election of five (5) Directors who are not Audit and Supervisory Committee Members

Mr. Toshiyuki Konishi, Mr. Akira Nishita and Mr. Takayasu Tada resigned as Directors as of March 11, 2021 and the terms of office of other Directors (excluding Directors who are Audit and Supervisory Committee Members; the same applies hereinafter in this proposal) will expire at the conclusion of this Ordinary General Meeting of Shareholders.

Therefore, the Bank proposes the election of Five (5) Directors.

Please note that when selecting the candidates for Directors, appropriate procedures, such as deliberation by the optional Nomination and Compensation Committee (a majority of which is outside Directors) have been performed. The Audit and Supervisory Committee considers, by taking into account the status of execution of duties by them in the fiscal year under review, that these candidates are suitable for the position of Director in the Bank.

The candidates for Directors are as follows:

No.	Name	Current position and responsibilities at the Bank
1	Hideaki Hamasaki	Chairman (Representative Director)	For reelection
2	Shuji Tsuemura	President (Representative Director)	For reelection
3	Kazuya Nakamura	Director, Senior Executive Officer	For reelection
4	Koichi Nakada	Director, Senior Executive Officer	For reelection
5	Yuji Kakuchi	Director, Senior Executive Officer	For reelection

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		Number of the Bank’s shares owned
1	Hideaki Hamasaki (Date of birth: June 25, 1954) For reelection	Apr. 1978	Joined the Bank	2,400
		June 2007	Executive Officer, General Manager of Central Kanazawa Area and Kanazawa Chuo Branch Manager
		Apr. 2009	Executive Officer, General Manager of Sales Supervisory Department
		June 2009	Director and Executive Officer, General Manager of Sales Supervisory Department
		June 2012	Managing Director and Executive Officer, General Manager of Sales Supervisory Department
		Apr. 2016	Senior Managing Director
		June 2020	Chairman (Representative Director) (present position)
Significant concurrent positions outside the Bank
Director (Outside) and Audit and Supervisory Committee Member, DAIWA CO., LTD.

Reasons for nomination as candidate for Director

Mr. Hideaki Hamasaki served as the General Manager of multiple sales branches. and after being appointed as a director, he has demonstrated his skill in the Sales Supervisory Department, and he was appointed as Chairman (Representative Director) in June 2020. He also serves as the chairman of the Kanazawa Association of Corporate Executives and utilizes his wide range of contacts with local economics experts to contribute significantly to the development of the regional economy. He was reelected as a candidate for Director because the Bank judges that he will be able to utilize his many years of experience and knowledge to execute management of the Bank accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and auditing function of the Board of Directors.

2	Shuji Tsuemura (Date of birth: July 6, 1961) For reelection	Apr. 1985	Joined the Bank	5,800
		June 2008	Executive Officer, General Manager of General Planning Department and System Department
		June 2009	Director and Executive Officer, General Manager of General Planning Department and Operations Department
		June 2010	Managing Director and Executive Officer, General Manager of General Planning Department and Operations Department
		Apr. 2011	Managing Director and Executive Officer, General Manager of General Planning Department
		Apr. 2013	Managing Director and Executive Officer
		June 2013	Senior Managing Director
		June 2020	President (Representative Director) (present position)
Significant concurrent positions outside the Bank
Corporate Auditor (Outside), TAKAMATSU MACHINERY CO., LTD.

Reasons for nomination as candidate for Director

Mr. Shuji Tsuemura has long been involved in the field of corporate planning, and he has significantly contributed to improving corporate value by taking the lead cross-organizationally within projects that form the core of the Bank. He has vigorously promoted rebuilding of business models and implementation of DX within bank operations, and he was appointed as President (Representative Director) in June 2020. He was reelected as a candidate for Director because the Bank judges that he will be able to utilize his many years of experience and knowledge to execute management of the Bank accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and auditing function of the Board of Directors.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		Number of the Bank’s shares owned
3	Kazuya Nakamura (Date of birth: July 6, 1959) For reelection	Apr. 1983	Joined the Bank	2,250
		Apr. 2011	Executive Officer, Tokyo Branch Manager and General Manager of Tokyo Office, General Planning Department
		Apr. 2013	Executive Officer, General Manager of General Planning Department and Human Resource Development Office
		June 2013	Director and Executive Officer, General Manager of General Planning Department and Human Resource Development Office
		Apr. 2016	Director, General Manager of Sales Supervisory Department
		Apr. 2017	Director, General Manager of Branch Management Department, Overseas Business Strategy Department, Retail Customer Support Department, and Public Institution Business
		June 2017	Managing Director, General Manager of Branch Management Department, Overseas Business Strategy Department, Retail Customer Support Department, and Public Institution Business
		Apr. 2018	Managing Director, General Manager of Branch Management Department and Public Institution Business
		Apr. 2019	Managing Director, General Manager of Head Office Sales Department
		Mar. 2021	Director, Senior Executive Officer (present position)
Significant concurrent positions outside the Bank
Company Auditor (Outside), I-O DATA DEVICE, INC.

Reasons for nomination as candidate for Director

In addition to having served as the General Manager of multiple sales branches in key locations, Mr. Kazuya Nakamura has been involved in fields such as corporate planning, marketing and human resource development. He has both a wealth of business experience and wide-ranging, extensive knowledge of corporate management. He was appointed as Director and Managing Executive Officer in March 2021. He was reelected as a candidate for Director because the Bank judges that he will be able to execute management of the Bank accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and auditing function of the Board of Directors.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		Number of the Bank’s shares owned
4	Koichi Nakada (Date of birth: September 11, 1960) For reelection	Apr. 1983	Joined the Bank	2,500
		Apr. 2011	Executive Officer, General Manager of Komatsu Area and Komatsu Branch Manager
		June 2013	Director and Executive Officer, General Manager of Komatsu Area and Komatsu Branch Manager
		Apr. 2015	Director and Executive Officer, Tokyo Branch Manager
		Apr. 2017	Director, General Manager of Management Administration Department and Legal Office
		June 2017	Managing Director, General Manager of Management Administration Department and Legal Office
		Mar. 2021	Director, Senior Executive Officer (present position)
Significant concurrent positions outside the Bank
None

Reasons for nomination as candidate for Director

In addition to having served as the General Manager of multiple sales branches in key locations, Mr. Koichi Nakada has been involved in fields such as risk management, financial strategy and human resource development. He has both a wealth of business experience and wide-ranging, extensive knowledge of corporate management. He was appointed as Director and Managing Executive Officer in March 2021. He was reelected as a candidate for Director because the Bank judges that he will be able to execute management of the Bank accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and auditing function of the Board of Directors.

5	Yuji Kakuchi (Date of birth: July 15, 1960) For reelection	Apr. 1983	Joined the Bank	2,500
		Apr. 2014	Executive Officer, General Manager of Capital Market Department and International Department
		Apr. 2017	Executive Officer, General Manager of Capital Market Department
		June 2017	Director, General Manager of Capital Market Department
		June 2020	Managing Director, General Manager of Capital Market Department
		Mar. 2021	Director, Senior Executive Officer (present position)
Significant concurrent positions outside the Bank
None

Reasons for nomination as candidate for Director

Mr. Yuji Kakuchi has been mainly involved in the fields of financial strategy, overseas business and market operations. He has a wealth of business experience and wide-ranging, extensive knowledge in corporate management. He was appointed as Director and Managing Executive Officer in March 2021. He was reelected as a candidate for Director because the Bank judges that he will be able to execute management of the Bank accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and auditing function of the Board of Directors.

Notes:	1. There is no special interest between any of the candidates and the Bank.
2.	The Bank plans to conclude an officer, etc. liability insurance agreement provided for in Article 430-3, paragraph (1) of the Companies Act with an insurance company. The insurance agreement covers legal damages and litigation expenses, etc. in the event that claims for damages are made against the insured due to an act committed by the insured in his/her position as directors and officers. The insurance premiums are fully borne by the Bank. If each of five candidates for Directors who are not Audit and Supervisory Committee Members is elected and assumes office as a director, he/she will be covered by the insurance agreement.

Proposal 3:           Election of Six (6) Directors who are Audit and Supervisory Committee Members

The terms of office of all Directors who are Audit and Supervisory Committee Members will expire at the conclusion of this Ordinary General Meeting of Shareholders. Therefore, the Bank proposes the election of six (6) Directors who are Audit and Supervisory Committee Members.

In addition, the consent of the Audit and Supervisory Committee has been obtained for this proposal.

The candidates for Directors who are Audit and Supervisory Committee Members are as follows:

No.	Name	Current position and responsibilities at the Bank
1	Nobuhiro Torigoe	Director,	For reelection
2	Shigeru Nishii	Director, Audit and Supervisory Committee Member	For reelection Outside
3	Tadashi Onishi	Director, Audit and Supervisory Committee Member	For reelection Outside
4	Shuji Yamashita	Director, Audit and Supervisory Committee Member	For reelection Outside
5	Taku Oizumi		New candidate Outside
6	Naoko Nemoto		New candidate Outside

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		Number of the Bank’s shares owned
1	Nobuhiro Torigoe (Date of birth: January 2, 1960) For reelection	Apr. 1982	Joined the Bank	2,400
		Apr. 2014	Executive Officer, General Manager of Operations Department
		Apr. 2015	Executive Officer, General Manager of Operations Department and System Department
		Apr. 2016	Executive Officer, General Manager of General Planning Department
		June 2016	Director, General Manager of General Planning Department
		June 2020	Managing Director, General Manager of General Planning Department
		Mar. 2021	Director (present position)
Significant concurrent positions outside the Bank
None

Reasons for nomination as candidate for Director

Mr. Nobuhiro Torigoe has been mainly involved in the fields of corporate planning, financial strategy, human resource development and IT strategy. He has a wealth of business experience and extensive knowledge in corporate management. He was appointed as Director in March 2021. He was reelected as a candidate for Director because the Bank judges that he will be able to execute auditing of legality of management for the Bank accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and auditing function of the Board of Directors.

2	Shigeru Nishii (Date of birth: March 5, 1953) For reelection Outside	Apr. 1984	Registered as an attorney at law and joined Yamakoshi Law Offices	0
		Apr. 1998	Opened Otemachi Law Office
		May 2007	Opened Nishii Law Office
		Apr. 2012	Director of CHUBU Federation of Bar Association
		Apr. 2013	Chairperson of Kanazawa Bar Association Vice President of Japan Federation of Bar Associations Executive Director of CHUBU Federation of Bar Association
		June 2019	Outside Director, Audit and Supervisory Committee Member, the Bank (present position)
Significant concurrent positions outside the Bank
Attorney at law and head of Nishii Law Office

Reasons for nomination as candidate for outside Director and expected role

Mr. Shigeru Nishii possesses a wealth of specialized knowledge cultivated through his activities as an attorney at law for many years as well as his position working as the Chairperson of Kanazawa Bar Association. He was reelected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Bank from his professional perspective, especially in the fields of risk management, financial strategy and personnel and labor based on his knowledge. He has never in the past been involved in corporate management other than becoming an outside Director, however, the Bank judges that he will be able to appropriately execute his duties as an outside Director for the above reasons.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		Number of the Bank’s shares owned
3	Tadashi Onishi (Date of birth: May 24, 1960) For reelection Outside	Apr. 1983	Joined Meiji Life Insurance Company	0
		Apr. 2013	Executive Officer, General Manager of Human Resources Department, Meiji Yasuda Life Insurance Company
		Apr. 2014	Managing Executive Officer
		Apr. 2016	Senior Managing Executive Officer
		June 2019	Outside Director, Audit and Supervisory Committee Member, the Bank (present position)
		Apr. 2020	Executive Officer, Deputy President, Meiji Yasuda Life Insurance Company (present position)
Significant concurrent positions outside the Bank
Executive Officer, Deputy President, Meiji Yasuda Life Insurance Company

Reasons for nomination as candidate for outside Director and expected role

Mr. Tadashi Onishi possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Executive Officer and Deputy President of Meiji Yasuda Life Insurance Company. He was reelected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Bank from his professional perspective, especially in the fields of corporate planning, risk management, marketing and personnel and labor based on his knowledge.

4	Shuji Yamashita (Date of birth: July 25, 1955) For reelection Outside	Apr. 1979	Joined Komatsu Ltd.	0
		Oct. 2000	Director and General Manager of the Management Department, PT. Komatsu Indonesia
		Apr. 2009	Executive Officer, Oyama Plant Manager, Komatsu Ltd.
		Apr. 2012	Executive Officer, Awazu Plant Manager, Production Division, Komatsu Ltd.
		Apr. 2014	Senior Executive Officer, Vice President of Production Division, Awazu Plant Manager, Komatsu Ltd.
		Apr. 2016	Senior Executive Officer, Vice President of Production Division and President of Parts Operation Division, Komatsu Ltd.
		July 2018	Technical Advisor, Komatsu Ltd.
		Oct. 2018	Technical Advisor, Komatsu Ltd. and Corporate Advisor of Kyushu/Okinawa in-house Company, Komatsu Customer Support Japan Ltd.
		June 2019	Outside Director, Audit and Supervisory Committee Member, the Bank (present position)
		Mar. 2020	Technical Advisor, Komatsu Ltd. (present position)
Significant concurrent positions outside the Bank
Technical Advisor, Komatsu Ltd.

Reasons for nomination as candidate for outside Director and expected role

Mr. Shuji Yamashita possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Senior Executive Officer of Komatsu Ltd. He was reelected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Bank from his professional perspective, especially in the fields of corporate planning, risk management, overseas business and IT strategy based on his knowledge.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		Number of the Bank’s shares owned
5	Taku Oizumi (Date of birth: October 24, 1956) New candidate Outside	Apr. 1980	Joined Bank of Japan	0
		Apr. 2008	Director-General of Currency Issue Department
		July 2010	Deputy Director-General of Seven Bank, Ltd.
		June 2012	Director, Executive Officer
		Apr. 2014	Director, Senior Executive Officer
		Oct. 2016	Director, Managing Executive Officer, General Manager of International Business Division
		July 2018	Director, Managing Executive Officer, In charge of Asia Strategic Project
		June 2019	Advisor (present position)
Significant concurrent positions outside the Bank
Advisor of Seven Bank, Ltd.

Reasons for nomination as candidate for outside Director and expected role

Mr. Taku Oizumi has abundant financial business experience including his position as Director-General of Currency Issue Department at the Bank of Japan and possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Managing Executive Officer of Seven Bank, Ltd. He was selected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Bank from his professional perspective, especially in the fields of corporate planning, risk management, marketing and overseas business based on his knowledge.

6	Naoko Nemoto (Date of birth: January 15, 1960) New candidate Outside	Apr. 1983	Joined Bank of Japan	0
		Sept. 1994	Associate Director, Standard & Poor’s Global Ratings Japan Inc.
		Apr. 2015	Managing Director & Research Fellow
		Apr. 2016	Economist of Asian Development Bank Institute (resignation expected on May 31, 2021)
		June 2016	Outside Director, the Bank of Yokohama, Ltd.
		June 2016	External Director, Chubu Electric Power Company, Incorporated
		June 2018	Outside Director, Concordia Financial Group, Ltd.
		Apr. 2019	Professor of Graduate School of Business and Finance, WASEDA Business School (present position)
		June 2020	Outside Director, Audit & Supervisory Committee Member, Mizuho Bank, Ltd. (present position)
Significant concurrent positions outside the Bank

Professor of Graduate School of Business and Finance, WASEDA Business School

Outside Director, Audit & Supervisory Committee Member, Mizuho Bank, Ltd.

* She will resign as economist at Asian Development Bank Institute on May 31, 2021.

Reasons for nomination as candidate for outside Director and expected role

Ms. Naoko Nemoto possesses a wealth of specialized knowledge cultivated through her activities as a financial expert, such as being involved in rating and research work related to financial institutions at Standard & Poor’s Ratings Japan Inc. for many years. She was selected as a candidate for outside Director because the Bank expects that she will provide supervision and advice on execution of business by the Bank from her professional perspective, especially in the fields of financial strategy, overseas business and market operations based on her knowledge. She has never in the past been involved in the corporate management other than becoming an outside Director, however, the Bank judges that she will be able to appropriately execute her duties as an outside Director for the above reasons.

Notes:	1. There is no special interest between any of the candidates and the Bank.
2.	Mr. Shigeru Nishii, Mr. Tadashi Onishi, Mr. Shuji Yamashita, Mr. Taku Oizumia and Ms. Naoko Nemotoi are candidates for outside Director.
3.	Regarding limited liability agreements with candidates for Audit and Supervisory Committee Members

If Mr. Nobuhiro Torigoe, candidate for Audit and Supervisory Committee Member, Mr. Taku Oizumi and Ms. Naoko Nemoto, candidates for outside Audit and Supervisory Committee Members assume the office of Director who is Audit and Supervisory Committee Member, the Bank plans to enter into limited liability agreements with each of them pursuant to the provisions of Article 427, paragraph (1) of the Companies Act. The details of the agreement are as follows:

・The maximum amount of liability for damages under this agreement equals to the total amount stipulated in each provisions of Article 425, paragraph (1) of the Companies Act.

・The limited liability recognized above is restricted to when the execution of the duties entrusted to a Director who is Audit and Supervisory Committee Member is conducted with good faith and without gross negligence.

Please note that if the reelection of Mr. Shigeru Nishii, Mr. Tadashi Onishi and Mr. Shuji Yamashita is approved, the Bank plans to renew the aforementioned agreements with them.

4.	At the conclusion of this Ordinary General Meeting of Shareholders, the tenure of Mr. Shigeru Nishii, Mr. Tadashi Onishi and Mr. Shuji Yamashita as outside Director or Director who is Audit and Supervisory Committee Member will have been two (2) years.
5.	The Bank has registered Mr. Shigeru Nishii, Mr. Tadashi Onishi and Mr. Shuji Yamashita with the Tokyo Stock Exchange as independent officers provided for the rules of the Tokyo Stock Exchange.

The Bank plans to register Mr. Taku Oizumi and Ms. Naoko Nemoto as independent officers.

6.	In January 2020, an embezzlement case by a former employee was found out during the term of office of Mr. Shigeru Nishii, Mr. Tadashi Onishi and Mr. Shuji Yamashita. The Board of Directors and the Audit and Supervisory Committee have been providing suggestions and advice regularly and appropriately regarding legal compliance including prevention of irregularities. In addition, after the irregularity was discovered, the Bank requested a thorough investigation and strict measures, and they have actively provided advice on recurrence prevention measures including creation of a mechanism that enables early detection throughout the organization and improvement of awareness and follow-up of employees. They have also monitored its operational status, thus appropriately fulfilling their responsibilities.
7.	The Bank plans to conclude an officer, etc. liability insurance agreement provided for in Article 430-3, paragraph (1) of the Companies Act with an insurance company. The insurance agreement covers legal damages and litigation expenses, etc. in the event that claims for damages are made against the insured due to an act committed by the insured in his/her position as directors and officers. The insurance premiums are fully borne by the Bank. If each of six candidates for Directors who are Audit and Supervisory Committee Members is selected and appointed as Director, he/she will be covered by the insurance agreement.

Reference: Specialization and Experience Required for Candidates for Directors (Skill Matrix)

Name of candidate		Specialization and experience
		Corporate planning Manage- ment strategy	Risk manage- ment	Financial strategy	Marketing	Overseas business	Market operations	Personnel and labor Human resource develop- ment	Digital IT strategy
Directors who are not Audit and Supervisory Committee Members	Hideaki Hamasaki	◎	●	◎	◎			●
	Shuji Tsuemura	◎	●	●	●	◎	◎	●	◎
	Kazuya Nakamura	◎		●	◎	●		◎
	Koichi Nakada	●	◎	◎				◎	●
	Yuji Kakuchi		●	◎	●	◎	◎
Directors who are Audit and Supervisory Committee Members	Nobuhiro Torigoe	●		●				●	●
	Shigeru Nishii		●	●				●
	Tadashi Onishi	●	●		●			●
	Shuji Yamashita	●	●			●			●
	Taku Oizumi	●	●		●	●
	Naoko Nemoto			●		●	●

*	The fields that the Bank highly expects are marked with “◎” for Directors who are not Audit and Supervisory Committee Members.
*	The above list does not represent all the knowledge and experience of each Director.

Reference: Independence Criteria for Outside Directors

The Bank determines that a person to whom none of the following requirements applies satisfies the independence criteria for an outside Director.

In the event that an outside Director (including a candidate) does not fall under any of the following requirements, the Bank will determine that he/she has independence.

1.	A party who was a business executive at the Bank or its subsidiaries, etc. in the past 10 years (*)
2.	A party who has the Bank or its subsidiaries, etc. as a major client or their business executives

A major client or their business executives of the Bank or its subsidiaries, etc.

3.	An attorney at law, certified public accountant, tax accountant or other consultant who receives monetary or other property benefits of ¥10 million or more annually from the Bank or its subsidiaries, etc., separately from officers’ remuneration
4.	A party who is involved in organizations that have received donations or subsidies of ¥10 million or more from the Bank or its subsidiaries, etc.
5.	A major shareholder holding 10% or more of the Bank’s shares; or if said major shareholder is a corporation, business executive of said major shareholder, its parent company or its significant subsidiary
6.	A business executive of a company in which business executive of the Bank or its subsidiary, etc. is appointed as officer
7.	A certified public accountant belonging to an audit corporation that is an accounting auditor of the Bank or its subsidiaries, etc.
8.	A party who falls under any of the above 2 to 7 in the past 3 years
9.	Spouse or relative within the second degree of kinship of a party who falls under any of the preceding items
10.	Notwithstanding the provisions of the preceding items, a party who is deemed to have other specific reasons that may cause a permanent and substantial conflict of interest with general shareholders

*	Business executives includes executive directors, executive officers and significant employees.

Proposal 4:           Establishment of Sole Parent Company Through Share Transfer

At a meeting of the Board of Directors of the Bank held on April 28, 2021, the Bank resolved to establish “Hokkoku Financial Holdings Inc.” (the “Holding Company”) as a sole parent company via the sole share transfer method (the “Share Transfer”), with a (planned) effective date of October 1, 2021, following the creation of a share transfer plan related to the Share Transfer (the “Share Transfer Plan”).

In this proposal, the Bank requests approval for the Share Transfer Plan, with the reasons for the Share Transfer, the details of the Share Transfer Plan, and other information as follows.

1.	Reasons, Objectives, and Procedures, etc. of the Share Transfer
(1)	Reasons and Objectives

Faced with a financial environment surrounding regional economies that continues to be disordered and uncertain, as well as rapid, structural changes in society due to factors such as declining populations and the Covid-19 pandemic, we expect our customers’ values and needs to continue to diversify going forward.

In this context, we consider it necessary to shift to a holding company system in order to respond to changes in the business environment, including deregulation, and to make the contributions expected of us by regional stakeholders, without being bound by the conventional framework of the banking business.

By shifting to a holding company system, we aim to allow our operating companies to develop their business over a broader area, based on customer-centric corporate and brand philosophies, and resolve a variety of problems while enhancing cooperation and collaboration with regional partners; in other words, our aim is to create a deeper next-generation integrated regional company.

The value of the Bank’s existence is in supporting the realization of fruitful lifestyles for our customers and other regional stakeholders, and we believe that these activities will improve the quality of the region overall and enhance our corporate value. We will continue aiming to maximize our profit and increase shareholder value by achieving our corporate philosophy: “Trust – a bridge to a fruitful regional future. Enrich interaction and growth in the region.”

(2)	Procedures for Moving to a Holding Company Structure

The Bank plans to move to a holding company structure using the following process.

Step 1: Establishment of a Holding Company through Sole Share Transfer

The Holding Company will be established through the Share Transfer with a (planned) effective date of October 1, 2021, pursuant to which the Bank will become the wholly owned subsidiary company of the Holding Company.

Notes:	The non-consolidated subsidiary companies are Ishikawa Small Business Revitalization No. 2 Fund Investment Limited Liability Partnership and Ishikawa Small Business Revitalization No. 3 Fund Investment Limited Liability Partnership.

Step 2: Reorganization of Group Operating Companies

・ After the establishment of the Holding Company, all of the subsidiary companies and entities of the Bank (excluding the two non-consolidated companies) will be reorganized with the Holding Company as the direct owner through the payment in kind to the Holding Company of all of the shares held by the Bank, and other methods.

Holding Company
The Hokkoku Financial Holdings Co. Ltd.
The Hokkoku Bank, Ltd.
Non-consolidated subsidiary companies (2 companies)
The Hokkoku General Leasing Co., Ltd.
The Hokkoku Credit Service Co., Ltd.
The Hokkoku Credit Guarantee Co., Ltd.
The Hokkoku Servicer, Ltd.
The Hokkoku Management, Ltd.
The Digital Value, Ltd.
The CC Innovation, Ltd.
(Consulting company, to be established by October 1)
The QR Investment, Ltd.
(Specialist investment company, to be established by October 1)
The FD Advisory, Ltd.
(Investment advisory company, to be established by October 1)

(3)	Other

The Holding Company will be established as a company with an Audit and Supervisory Committee, and the Bank intends to transition from a company with an Audit and Supervisory Committee to a company with a Board of Company Auditors.

Furthermore, the Bank will become a wholly owned subsidiary company of the Holding Company through the Share Transfer, and therefore the Bank’s shares will be delisted. However, the Bank intends to apply to list the shares of the Holding Company delivered to shareholders as consideration for their shares of the Bank on the First Section of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”). The listing date will depend on the Tokyo Stock Exchange’s screening process, but the Bank intends for it to be October 1, 2021, the date of the registration of the establishment of the Holding Company (effective date of the Share Transfer).

2.	Outline of the Details of the Share Transfer Plan

The details of the Share Transfer Plan are as described in the following “Share Transfer Plan (Copy).”

Share Transfer Plan (Copy)

The Hokkoku Bank, Ltd. (the “Bank”) hereby sets forth a share transfer plan (the “Plan”) in relation to a share transfer to establish a sole parent company incorporated in the share transfer (the “Holding Company”) with the Bank as the wholly owned subsidiary company resulting from the share transfer, as follows.

(Share Transfer)

Article 1.        In accordance with the provisions of the Plan, the Bank will conduct a share transfer (the “Share Transfer”) in which the Holding Company acquires all issued shares of the Bank, on the Holding Company Establishment Date (as defined in Article 6), by the sole share transfer method.

(Purpose, Trade Name, Location of Head Office, Total Number of Shares Authorized to be Issued, and Other Matters to be Determined in the Articles of Incorporation of the Holding Company)

Article 2.        The purpose, trade name, location of the head office, and total number of shares authorized to be issued of the Holding Company shall be as follows.

(1)	Purpose

The purpose of the Holding Company shall be as described in Article 2 of the attached “Articles of Incorporation of Hokkoku Financial Holdings Inc.”

(2)	Trade Name

The trade name of the Holding Company shall be “Kabushiki Kaisha Hokkoku Financial Holdings,” and in English it shall be “Hokkoku Financial Holdings, Inc.”

(3)	Location of the Head Office

The head office of the Holding Company shall be located in Kanazawa, and its address shall be 2-12-6 Hirooka, Kanazawa, Ishikawa, 920-0031 Japan.

(4)	Total Number of Shares Authorized to Be Issued

The total number of shares authorized to be issued by the Holding Company shall be 58,250,000.

2.	Matters to be determined in the Articles of Incorporation of the Holding Company other than those set forth in the preceding paragraphs shall be as described in the attached “Articles of Incorporation of Hokkoku Financial Holdings Inc.”

(Names of Directors and Financial Auditor of the Holding Company at the time of Establishment)

Article 3.        The names of the Directors of the Holding Company at the time of its establishment (excluding Directors who will be Audit and Supervisory Committee Members at the time of establishment) shall be as follows.

(1)	Shuji Tsuemura, Director
(2)	Hideaki Hamasaki, Director
(3)	Kazuya Nakamura, Director
(4)	Koichi Nakada, Director
(5)	Yuji Kakuchi, Director
2.	The names of the Directors who will be Audit and Supervisory Committee Members of the Holding Company at the time of its establishment shall be as follows.
(1)	Nobuhiro Torigoe, Director
(2)	Shigeru Nishii, Outside Director
(3)	Tadashi Onishi, Outside Director
(4)	Shuji Yamashita, Outside Director
(5)	Taku Oizumi, Outside Director
(6)	Naoko Nemoto, Outside Director
3.	The name of the Financial Auditor of the Holding Company at the time of its establishment shall be as follows.

Ernst & Young ShinNihon LLC

(Shares to be Delivered in the Share Transfer and the Allotment Thereof)

Article 4.       Upon the Share Transfer, the Holding Company will deliver to persons who are shareholders of the Bank immediately prior to its acquisition of all issued shares of the Bank (the “Record Time”) a number of common shares of the Holding Company equivalent to the total number of shares issued by the Bank as of the Record Time multiplied by one (1), in place of common shares of the Bank held.

2.	When delivering the common shares of the Holding Company as provided for in the preceding paragraph, the Holding Company shall allot one (1) common share of the Holding Company per common share of the Bank held by shareholders of the Bank as of the Record Time

(Matters Related to the Stated Capital and Reserves of the Holding Company)

Article 5.       The amounts of stated capital and reserves of the Holding Company at the time of its establishment shall be as follows.

(1)	Amount of stated capital ¥10.0 billion
(2)	Amount of legal capital surplus ¥2.5 billion
(3)	Amount of legal retained earnings ¥0

(Establishment Date of the Holding Company)

Article 6.       The date of registration of the establishment of the Holding Company (the “Holding Company Establishment Date”) shall be October 1, 2021; provided, however, that when necessary for procedures related to the Share Transfer or other reasons, the Holding Company Establishment Date may be changed by resolution of the Board of Directors of the Bank.

(General Meeting of Shareholders to Approve the Plan)

Article 7.       The Bank shall convene an Ordinary General Meeting of Shareholders to be held on June 18, 2021, where it shall propose a resolution concerning approval for the Plan and other matters required for the Share Transfer; provided, however, that when necessary for the progression of the Share Transfer or other reasons, the date of the General Meeting of Shareholders may be changed by resolution of the Board of Directors of the Bank.

(Securities Exchanges where the Holding Company is to be Listed)

Article 8.       The Holding Company intends to list the common shares that it issues on the First Section of the Tokyo Stock Exchange, Inc. on the Holding Company Establishment Date.

(Shareholder Register Administrator of the Holding Company)

Article 9.        The shareholder register administrator of the Holding Company shall be the Sumitomo Mitsui Trust Bank, Limited.

(Retiring of Treasury Shares)

Article 10.     By resolution at a meeting of the Board of Directors to be held by the day before the Holding Company Establishment Date, the Bank shall retire all treasury shares that it holds and that it is practically able to retire (including treasury shares acquired via the acquisition of shares for which appraisal rights are exercised when the Share Transfer is conducted, as provided for in Article 806, paragraph (1) of the Companies Act), by no later than the Record Time.

(Effectiveness of the Plan)

Article 11.     The Plan shall lose its effectiveness if a resolution concerning approval for the Plan and other matters required for the Share Transfer is not obtained at the General Meeting of Shareholders of the Bank as set forth in Article 7; if permissions, approvals, etc. for the Share Transfer are not obtained from related government agencies, as set forth in domestic and international laws and regulations, by the Holding Company Establishment Date (including, but not limited to, authorization for the Share Transfer as provided for in Article 52-17 of the Banking Act); or if the Share Transfer is canceled pursuant to the provisions of the following article.

(Changes to the Plan, etc.)

Article 12.     The terms of the Share Transfer and other details may be changed, or the Share Transfer canceled, by resolution of the Board of Directors of the Bank, in the event that, during the period from when the Plan is created until the Holding Company Establishment Date, there are significant changes to the assets or management conditions of the Bank owing to a natural disaster or other reasons, or if it otherwise becomes difficult to achieve the objectives of the Plan.

(Matters Not Specified Herein)

Article 13.     In addition to the matters set forth in the Plan, the Bank shall determine any matters required for the Share Transfer in accordance with the intent of the Share Transfer.

April 28, 2021

2-12-6 Hirooka, Kanazawa, Ishikawa, 920-0031 Japan
The Hokkoku Bank, Ltd.
Shuji Tsuemura President (Representative Director)

Attachment to the Share Transfer Plan

Articles of Incorporation of Hokkoku Financial Holdings, Inc.

Chapter I

General Provisions

(Trade Name)

Article 1.       The name of the Company shall be “Kabushiki Kaisha Hokkoku Financial Holdings,” and in English it shall be “Hokkoku Financial Holdings, Inc.”

(Purpose)

Article 2.       The purpose of the Company shall be to engage in the following businesses as the holding company of a bank.

(1)	Business management of banks and other companies that the Company may have as its subsidiaries pursuant to the Banking Act, and any other operations incidental or related thereto;
(2)	Any operations other than the foregoing that a bank holding company may engage in pursuant to the Banking Act.

(Location of the Head Office)

Article 3.       The head office of the Company shall be located in Kanazawa.

(Organs)

Article 4.       The Company shall have, in addition to the general meeting of shareholders and Directors, the following organs:

(1)	Board of Directors
(2)	Audit and Supervisory Committee
(3)	Financial Auditor

(Method of Public Notice)

Article 5.       The method of public notices of the Company shall be electronic public notices; provided, however, that if the Company is unable to give an electronic public notice because of an accident or any other unavoidable reason, public notices of the Company may be given in “The Hokkoku Shimbun” newspaper, which is published in Kanazawa, and “The Nikkei” newspaper.

Chapter II

Shares

(Total Number of Shares Authorized to Be Issued)

Article 6.       The total number of shares authorized to be issued by the Company shall be 58,250,000.

(Acquisition of Own Shares)

Article 7.        The Company may, by resolution of the Board of Directors, acquire its own shares through market trading, etc., as provided for in Article 165, paragraph (2) of the Companies Act.

(Number of Shares per Share Unit)

Article 8.       The number of shares per share unit of the Company shall be 100.

(Rights Regarding Shares Less Than One Unit)

Article 9.       A shareholder of the Company may not exercise any rights other than the rights listed below with regard to shares less than one unit held by the shareholder:

(1)	Rights set forth in each item of Article 189, paragraph (2) of the Companies Act;

(2)	Right to make a demand pursuant to the provisions of Article 166, paragraph (1) of the Companies Act;
(3)	Right to receive an allotment of offered shares and offered share acquisition rights in proportion to the number of shares held by the shareholder; and
(4)	The right to make a demand as provided for in Article 10.

(Additional Purchase of Shares Less Than One Unit)

Article 10.     A shareholder of the Company who holds shares less than one unit may, as provided for in the Share Handling Regulations established by the Board of Directors of the Company, request the Company to sell to the shareholder a number of shares which will, when combined with the number of shares already held by the shareholder, constitute one share unit.

(Shareholder Register Administrator)

Article 11.     The Company shall have a shareholder register administrator.

2.	The shareholder register administrator and the place of business thereof shall be designated by resolution of the Board of Directors and public notice thereof shall be given.
3.	The preparation and keeping of the shareholder register and the share acquisition right register of the Company and other administrations relating thereto shall be outsourced to the shareholder register administrator, and shall not be handled by the Company itself.

(Share Handling Regulations)

Article 12.     Handling of the exercise of rights by the Company’s shareholders, the Company’s shares, and share options, as well as the fees therefor shall be governed by the Share Handling Regulations established by the Board of Directors, in addition to applicable laws and regulations and these Articles of Incorporation.

Chapter III

General Meeting of Shareholders

(Convocation)

Article 13.     An ordinary general meeting of shareholders of the Company shall be convened within three (3) months of the end of every fiscal year. An extraordinary general meeting of shareholders shall be convened whenever necessary.

2.	The General Meeting of Shareholders of the Company shall be held in Kanazawa.

(Record Date of Annual General Meeting)

Article 14.     The record date for voting rights at the Company’s ordinary general meeting of shareholders shall be March 31 every year.

(Convener and Chairmanship of General Meeting of Shareholders)

Article 15.     Unless otherwise provided for by laws and regulations, the Director and President shall convene general meetings of shareholders and chair the meetings.

2.	In cases where the Director and President is prevented from so acting, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors shall convene a general meeting of shareholders and chair the meeting.

(Internet Disclosure and Deemed Provision of Reference Documents of the General Meeting of Shareholders, Etc.)

Article 16.     When the Company convenes a general meeting of shareholders, if it discloses information that is to be stated or indicated in the reference documents of the general meeting of shareholders, business report, financial statements and/or consolidated financial statements (including the financial audit report and the audit report of the consolidated financial statements) through the internet in accordance with the provisions of laws and regulations, it may be deemed that the Company has provided this information to shareholders.

(Method for Making Resolutions)

Article 17.     Unless otherwise provided for by laws and regulations, and these Articles of Incorporation, resolutions of a general meeting of shareholders shall be made by a majority of the votes of the shareholders who are present at the meeting and entitled to exercise their votes at such meetings.

2.	Notwithstanding the provisions of the preceding paragraph, resolutions of a general meeting of shareholders as prescribed in Article 309, paragraph (2) of the Companies Act shall be made by at least two-thirds of the votes of the shareholders present at the meeting where the shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meetings are present.

(Proxy Voting)

Article 18.     Every shareholder may exercise his/her votes by having one other shareholder of the Company with voting rights act as a proxy on his/her behalf.

2.	In cases described in the preceding item, a shareholder or a proxy must submit to the Company a document evidencing the proxy’s authority to represent at each general meeting of shareholders.

Chapter IV

Directors and Board of Directors

(Number of Directors)

Article 19.     The number of Directors of the Company (excluding Directors who are Audit and Supervisory Committee Members; hereinafter referred to as “Directors who are not Audit and Supervisory Committee Members”) shall not exceed ten (10).

2.	The number of Directors who are Audit and Supervisory Committee Members of the Company shall not exceed six (6), and a majority thereof shall be outside Directors.

(Election of Directors)

Article 20.     Directors shall be elected by resolution of the general meeting of shareholders.

2.	When electing Directors as provided for in the preceding item, a distinction must be made between Directors who are Audit and Supervisory Committee Members and Directors who are not Audit and Supervisory Committee Members.
3.	Resolutions on the election of a Director shall be made by a majority of the votes of the shareholders present at the meeting where the shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meetings are present.
4.	Resolutions for the election of Directors shall not be conducted by cumulative voting.

(Term of Office of Directors)

Article 21.     The term of office of a Director who is not an Audit and Supervisory Committee Member shall expire at the conclusion of the ordinary general meeting of shareholders for the last business year out of the business years terminating within one (1) year after the election of the Director.

2.	The term of office of a Director who is an Audit and Supervisory Committee Member shall expire at the conclusion of the ordinary general meeting of shareholders for the last business year out of the business years terminating within two (2) years after the election of the Director.
3.	The term of office of a Director who is an Audit and Supervisory Committee Member who is elected as the substitute for a Director who is an Audit and Supervisory Committee Member who retired from office before the expiration of the term of office shall continue until the time the term of office of the Director who is an Audit and Supervisory Committee Member who retired from office is to expire.

(Representative Directors and Directors With Special Titles)

Article 22.     The Board of Directors shall elect by resolution one or more Representative Directors from among Directors who are not Audit and Supervisory Committee Members.

2.	The Board of Directors may appoint, by its resolution, one Director and Chairman, one Director and President, one or a small number of Director and Vice Presidents, one or a small number of Senior Managing Directors, and one or a small number of Managing Directors from among Directors who are not Audit and Supervisory Committee Members.

(Convener and Chairmanship of Meeting of the Board of Directors)

Article 23.     Unless otherwise provided for by laws and regulations, the Director and President shall convene meetings of the Board of Directors and chair the meetings.

2.	In cases where the Director and President is prevented from so acting, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors shall convene meetings of the Board of Directors and chair the meetings.
3.	The provisions of the above two paragraphs notwithstanding, an Audit and Supervisory Committee Member elected by the Audit and Supervisory Committee may convene a meeting of the Board of Directors.

(Notice of Meeting of the Board of Directors)

Article 24.     Notices of meetings of the Board of Directors shall be sent to each Director at least five (5) days prior to the day of the meeting. Provided, however, that this period may be shortened when urgency is required.

2.	With the consent of all Directors, a meeting of the Board of Directors may be held without following the convening procedures.

(Omission of Resolutions of the Board of Directors)

Article 25.     The Company shall deem that a resolution of the Board of Directors has been made in cases where the requirements set forth in Article 370 of the Companies Act have been fulfilled.

(Delegation of Decisions Related to the Execution of Important Business Operations)

Article 26.     Pursuant to the provisions of Article 399-13, paragraph (6) of the Companies Act, the Company may, by resolution of the Board of Directors, delegate all or part of decisions related to the execution of important business operations (excluding matters set forth in each item of Article 399-13, paragraph (5) of the Companies Act) to Directors.

(Regulations of the Board of Directors)

Article 27.     Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors established by the Board of Directors, in addition to applicable laws and regulations and these Articles of Incorporation.

(Remuneration, etc. of Directors)

Article 28.     Remuneration, bonuses and other economic benefits given by the Company in consideration for the execution of duties (hereinafter referred to as the “Remuneration, Etc.”) to Directors shall be determined by resolution of a general meeting of shareholders.

2.	When determining matters provided for in each item of Article 361, paragraph (1) of the Companies Act, a distinction must be made between Directors who are Audit and Supervisory Committee Members and Directors who are not Audit and Supervisory Committee Members.

(Exemption of Directors From Liability)

Article 29.     The Company may into agreements with Directors (excluding Executive Directors, etc.) to limit their liability for damages as provided for in Article 423, paragraph (1) of the Companies Act, in accordance with the provisions of Article 427, paragraph (1) of the same. Provided, however, that the maximum amount of liability for damages under this agreement shall be the total amount set forth in each item of Article 425, paragraph (1) of the same.

Chapter V

Audit and Supervisory Committee

(Notice of Meeting of the Audit and Supervisory Committee)

Article 30.     Notices of meetings of the Audit and Supervisory Committee shall be sent to each Audit and Supervisory Committee Member at least five (5) days prior to the day of the meeting. Provided, however, that this period may be shortened when urgency is required.

2.	With the consent of all Audit and Supervisory Committee Members, a meeting of the Audit and Supervisory Committee may be held without following the convening procedures.

(Regulations of the Audit and Supervisory Committee)

Article 31.     Matters concerning the Audit and Supervisory Committee shall be governed by the Regulations of the Audit and Supervisory Committee established by the Audit and Supervisory Committee, in addition to applicable laws and regulations and these Articles of Incorporation.

(Full-time Audit and Supervisory Committee Members)

Article 32.     The Board of Directors shall elect one or more Full-time Audit and Supervisory Committee Members from among Audit and Supervisory Committee Members.

Chapter VI

Financial Auditor

(Election of Financial Auditor)

Article 33.     A Financial Auditor shall be elected by resolution of the general meeting of shareholders.

(Term of Office of Financial Auditor)

Article 34.     The term of office of the Financial Auditor shall expire at the conclusion of the ordinary general meeting of shareholders for the last business year out of the business years terminating within one (1) year after the election of the Financial Auditor.

2.	Unless otherwise resolved at an ordinary general meeting of shareholders as provided for in the preceding paragraph, the Financial Auditor shall be deemed to have been reelected at the ordinary general meeting of shareholders.

Chapter VII

Accounts

(Business Year)

Article 35.     The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

(Record Date for Dividends of Surplus)

Article 36.      The record date for year-end dividends of the Company shall be March 31 of each year.

2.	In addition to the provisions of the preceding paragraphs, the Company may pay dividends of surplus by setting a record date.

(Organizational Body to Determine Dividends of Surplus, Etc.)

Article 37.     Unless otherwise provided for by laws and regulations, dividends of surplus and other matters set forth in each item of Article 459, paragraph (1) of the Companies Act may be determined by resolution of the Board of Directors.

(Interim Dividend)

Article 38.     The Company may, by resolution of the Board of Directors, pay an interim dividend pursuant to Article 454, paragraph (5) of the Companies Act, with a record date of September 30 of each year.

(Prescription for Payment of Dividends)

Article 39.     In cases where the dividend property is monetary and the dividends have not been received after the lapse of five (5) full years from the date of commencement of payment thereof, the Company shall be exempt from the obligation to pay such dividends.

SUPPLEMENTARY PROVISIONS

(First Fiscal Year)

Article 1.        The provisions of Article 35 notwithstanding, the first fiscal year of the Company shall last from the day of the establishment of the Company until March 31, 2022.

(Initial Remuneration, etc. of Directors)

Article 2.       The provisions of Article 28 notwithstanding, the total amount of remuneration to be paid as cash to Directors (excluding Directors who are Audit and Supervisory Committee Members) for the period from the establishment of the Company until the conclusion of the first ordinary general meeting of shareholders shall not exceed ¥60 million yen per year (not including salary as an employee paid to Directors serving concurrently as employees).

2.	The provisions of Article 28 notwithstanding, the total amount of remuneration to be paid as cash to Directors (excluding Directors who are Audit and Supervisory Committee Members) for the period from the establishment of the Company until the conclusion of the first ordinary general meeting of shareholders shall not exceed ¥65 million yen per year (not including salary as an employee paid to Directors serving concurrently as employees).

(Removal of Supplementary Provisions)

Article 3.       These supplementary provisions shall be removed at the conclusion of the first ordinary general meeting of shareholders held after the establishment of the Company.

End

3.	Outline of the Details of Matters Listed in Each Item of Article 206 of the Regulation for Enforcement of the Companies Act
(1)	Matters Related to the Appropriateness of the Consideration for the Share Transfer
1)	Matters Related to the Total Number of Shares for Consideration and the Allotment Thereof
a.	Share transfer ratio

All shareholders of the Bank listed or recorded in the shareholder register of the Bank immediately prior to the Holding Company’s acquisition of all issued shares of the Bank through the Share Transfer will receive an allotment of one (1) share of the common stock of the Holding Company per share of common stock of the Bank that they hold.

b.	Number of shares per unit

The Holding Company will adopt a share unit system, with one unit equaling 100 shares.

c.	Basis for calculation of the share transfer ratio

The Share Transfer is a sole share transfer to establish a sole parent company of the Bank, and there is no change in the shareholding structure of the Bank at the time of the Share Transfer and the Holding Company; therefore, and with the principal concern that no disadvantage be incurred by the shareholders of the Bank, each shareholder will receive an allotment of one (1) share of the common stock of the Holding Company per share of the common stock of the Bank that it holds.

d.	Results of Calculation by Third Party, Calculation Method, and Basis for Calculation

For the reasons described in the above item c., no third-party calculation of the share transfer ratio has been conducted.

e.	Number of new shares (planned) to be delivered via the share transfer

28,108,958 shares

However, if there is a change in the total number of issued shares of the Bank prior to the Share Transfer taking effect, there will also be a change in the above number of new shares to be delivered by the Holding Company. Because all of the treasury shares held by the Bank that can practically be retired will be retired as of immediately prior to the Holding Company’s acquisition of all of the issued shares of the Bank (the “Record Time”), the 6,239 treasury shares held by the Bank as of March 31, 2021 are excluded from the above calculation of new shares to be delivered. If the number of treasury shares held by the Bank changes between March 31, 2021 and the Record Time due to the exercise of appraisal rights by the shareholders of the Bank, the number of new shares to be delivered by the Holding Company will change accordingly.

2)	Matters Related to the Amounts of Stated Capital, Reserves, etc.

The amounts of stated capital and reserves of the Holding Company have been determined within the limits provided for in laws and regulations, and the Bank has judged that they are appropriate in view of factors such as the purpose of the Holding Company, its size, and capital policies after establishment.

(2)	Matters Related to the Wholly Owned Subsidiary Resulting from the Share Transfer

No events that materially affect the status of the Bank’s assets have occurred since the final day of the last fiscal year of the Bank.

4.	Matters Related to Directors who are not Audit and Supervisory Committee Members of the Holding Company

The persons who will be Directors who are not Audit and Supervisory Committee Members of the Holding Company are as follows.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
1	Shuji Tsuemura (Date of birth: July 6, 1961)	Apr. 1985	Joined the Bank	1. 5,800 2. 5,800
		June 2008	Executive Officer, General Manager of General Planning Department and System Department
		June 2009	Director and Executive Officer, General Manager of General Planning Department and Operations Department
		June 2010	Managing Director and Executive Officer, General Manager of General Planning Department and Operations Department
		Apr. 2011	Managing Director and Executive Officer, General Manager of General Planning Department
		Apr. 2013	Managing Director and Executive Officer
		June 2013	Senior Managing Director
		June 2020	President (Representative Director) (present position)
Significant concurrent positions outside the Bank
Corporate Auditor (Outside), TAKAMATSU MACHINERY CO., LTD.

Reasons for nomination as candidate for Director

Mr. Shuji Tsuemura has long been involved in the field of corporate planning, and he has significantly contributed to improving corporate value by taking the lead cross-organizationally within projects that form the core of the Bank. He has vigorously promoted rebuilding of business models and implementation of DX within bank operations, and he was appointed as President (Representative Director) in June 2020. He was selected as a candidate for Director because the Bank judges that he will be able to utilize his many years of experience and knowledge to manage the Holding Company accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and audit function of the Board of Directors.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
2	Hideaki Hamasaki (Date of birth: June 25, 1954)	Apr. 1978	Joined the Bank	1. 2,400 2. 2,400
		June 2007	Executive Officer, General Manager of Central Kanazawa Area and Kanazawa Chuo Branch Manager
		Apr. 2009	Executive Officer, General Manager of Sales Supervisory Department
		June 2009	Director and Executive Officer, General Manager of Sales Supervisory Department
		June 2012	Managing Director and Executive Officer, General Manager of Sales Supervisory Department
		Apr. 2016	Senior Managing Director
		June 2020	Chairman (Representative Director) (present position)
Significant concurrent positions outside the Bank
Director (Outside) and Audit and Supervisory Committee Member, DAIWA CO., LTD.

Reasons for nomination as candidate for Director

Mr. Hideaki Hamasaki served as the General Manager of multiple sales branches, and after being appointed as a director, he has demonstrated his skill in the Sales Supervisory Department, and he was appointed as Chairman (Representative Director) in June 2020. He also serves as the chairman of the Kanazawa Association of Corporate Executives and utilizes his wide range of contacts with local economics experts to contribute significantly to the development of the regional economy. He was selected as a candidate for Director because the Bank judges that he will be able to utilize his many years of experience and knowledge to manage the Holding Company accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and audit function of the Board of Directors.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
3	Kazuya Nakamura (Date of birth: July 6, 1959)	Apr. 1983	Joined the Bank	1. 2,250 2. 2,250
		Apr. 2011	Executive Officer, Tokyo Branch Manager and General Manager of Tokyo Office, General Planning Department
		Apr. 2013	Executive Officer, General Manager of General Planning Department and Human Resource Development Office
		June 2013	Director and Executive Officer, General Manager of General Planning Department and Human Resource Development Office
		Apr. 2016	Director, General Manager of Sales Supervisory Department
		Apr. 2017	Director, General Manager of Branch Management Department, Overseas Business Strategy Department, Retail Customer Support Department, and Public Institution Business
		June 2017	Managing Director, General Manager of Branch Management Department, Overseas Business Strategy Department, Retail Customer Support Department, and Public Institution Business
		Apr. 2018	Managing Director, General Manager of Branch Management Department and Public Institution Business
		Apr. 2019	Managing Director, General Manager of Head Office Sales Department
		Mar. 2021	Director, Senior Executive Officer (present position)
Significant concurrent positions outside the Bank
Company Auditor (Outside), I-O DATA DEVICE, INC.

Reasons for nomination as candidate for Director

In addition to having served as the General Manager of multiple sales branches in key locations, Mr. Kazuya Nakamura has been involved in fields such as corporate planning, marketing and human resource development. He has both a wealth of business experience and wide-ranging, extensive knowledge of corporate management. He was appointed as Director, Senior Executive Officer in March 2021. He was selected as a candidate for Director because the Bank judges that he will be able to manage the Holding Company accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and audit function of the Board of Directors.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
4	Koichi Nakada (Date of birth: September 11, 1960)	Apr. 1983	Joined the Bank	1. 2,500 2. 2,500
		Apr. 2011	Executive Officer, General Manager of Komatsu Area and Komatsu Branch Manager
		June 2013	Director and Executive Officer, General Manager of Komatsu Area and Komatsu Branch Manager
		Apr. 2015	Director and Executive Officer, Tokyo Branch Manager
		Apr. 2017	Director, General Manager of Management Administration Department and Legal Office
		June 2017	Managing Director, General Manager of Management Administration Department and Legal Office
		Mar. 2021	Director, Senior Executive Officer (present position)
Significant concurrent positions outside the Bank
None

Reasons for nomination as candidate for Director

In addition to having served as the General Manager of multiple sales branches in key locations, Mr. Koichi Nakada has been involved in fields such as risk management, financial strategy and human resource development. He has both a wealth of business experience and wide-ranging, extensive knowledge of corporate management. He was appointed as Director, Senior Executive Officer in March 2021. He was selected as a candidate for Director because the Bank judges that he will be able to manage the Holding Company accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and audit function of the Board of Directors.

5	Yuji Kakuchi (Date of birth: July 15, 1960)	Apr. 1983	Joined the Bank	1. 2,500 2. 2,500
		Apr. 2014	Executive Officer, General Manager of Capital Market Department and International Department
		Apr. 2017	Executive Officer, General Manager of Capital Market Department
		June 2017	Director, General Manager of Capital Market Department
		June 2020	Managing Director, General Manager of Capital Market Department
		Mar. 2021	Director, Senior Executive Officer (present position)
Significant concurrent positions outside the Bank
None

Reasons for nomination as candidate for Director

Mr. Yuji Kakuchi has been mainly involved in fields such as financial strategy, overseas business and market operations. He has a wealth of business experience and wide-ranging, extensive knowledge of corporate management. He was appointed as Director, Senior Executive Officer in March 2021. He was selected as a candidate for Director because the Bank judges that he will be able to manage the Holding Company accurately, fairly and efficiently. The Bank expects that he will further strengthen the effectiveness of decision-making and audit function of the Board of Directors.

Notes:	1.	The number of shares of the Bank held is based on holdings as of March 31, 2021, and the number of the Holding Company’s shares to be allotted is based on these holdings, after taking into consideration the share transfer ratio. Accordingly, the number of shares of the Holding Company that will actually be allotted may fluctuate in accordance with holdings until immediately prior to the date the Holding Company is established.
2.	There is no special interest between any of the candidates and the Bank, and no special interests are expected to arise between any of the candidates and the Holding Company.

3.	If this proposal is approved, the Holding Company plans to conclude an officer, etc. liability insurance agreement provided for in Article 430-3, paragraph (1) of the Companies Act with an insurance company. The insurance agreement covers legal damages and litigation expenses, etc. in the event that claims for damages are made against the insured due to an act committed by the insured in his/her position as directors and officers. The insurance premiums are fully borne by the Holding Company. If each of the five Directors who are not Audit and Supervisory Committee Members is elected and assumes office as a director, he will be covered by the insurance agreement.

5.	Matters Related to Directors who are Audit and Supervisory Committee Members of the Holding Company

The persons who will be Directors who are Audit and Supervisory Committee Members of the Holding Company are as follows.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
1	Nobuhiro Torigoe (Date of birth: January 2, 1960)	Apr. 1982	Joined the Bank	1. 2,400 2. 2,400
		Apr. 2014	Executive Officer, General Manager of Operations Department
		Apr. 2015	Executive Officer, General Manager of Operations Department and System Department
		Apr. 2016	Executive Officer, General Manager of General Planning Department
		June 2016	Director, General Manager of General Planning Department
		June 2020	Managing Director, General Manager of General Planning Department
		Mar. 2021	Director (present position)
Significant concurrent positions outside the Bank
None

Reasons for nomination as candidate for Director

Mr. Nobuhiro Torigoe has been mainly involved in the fields of corporate planning, financial strategy, human resource development and IT strategy. He has a wealth of business experience and extensive knowledge in corporate management. He was appointed as Director in March 2021. He was selected as a candidate for Director because the Bank judges that he will be able to execute auditing of legality of management accurately, fairly and efficiently. The Bank expects that he will strengthen the effectiveness of decision-making and auditing function of the Board of Directors of the Holding Company.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
2	Shigeru Nishii (Date of birth: March 5, 1953) Outside	Apr. 1984	Registered as an attorney at law and joined Yamakoshi Law Offices	1. 0 2. 0
		Apr. 1998	Opened Otemachi Law Office
		May 2007	Opened Nishii Law Office
		Apr. 2012	Director of CHUBU Federation of Bar Association
		Apr. 2013	Chairperson of Kanazawa Bar Association Vice President of Japan Federation of Bar Associations Executive Director of CHUBU Federation of Bar Association
		June 2019	Outside Director, Audit and Supervisory Committee Member, the Bank (present position)
Significant concurrent positions outside the Bank
Attorney at law and head of Nishii Law Office

Reasons for nomination as candidate for outside Director and expected role

Mr. Shigeru Nishii possesses a wealth of specialized knowledge cultivated through his activities as an attorney at law for many years as well as his position working as the Chairperson of Kanazawa Bar Association. He was selected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Holding Company from his professional perspective, especially in the fields of risk management, financial strategy and personnel and labor based on his knowledge. He has never in the past been involved in the corporate management other than becoming an outside Director, however, the Bank judges that he will be able to appropriately execute her duties as an outside Director for the above reasons.

3	Tadashi Onishi (Date of birth: May 24, 1960) Outside	Apr. 1983	Joined Meiji Life Insurance Company	1. 0 2. 0
		Apr. 2013	Executive Officer, General Manager of Human Resources Department, Meiji Yasuda Life Insurance Company
		Apr. 2014	Managing Executive Officer
		Apr. 2016	Senior Managing Executive Officer
		June 2019	Outside Director, Audit and Supervisory Committee Member, the Bank (present position)
		Apr. 2020	Executive Officer, Deputy President, Meiji Yasuda Life Insurance Company (present position)
Significant concurrent positions outside the Bank
Executive Officer, Deputy President, Meiji Yasuda Life Insurance Company

Reasons for nomination as candidate for outside Director and expected role

Mr. Tadashi Onishi possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Executive Officer and Deputy President of Meiji Yasuda Life Insurance Company. He was selected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Holding Company from his professional perspective, especially in the fields of corporate planning, risk management, marketing and personnel and labor based on his knowledge.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
4	Shuji Yamashita (Date of birth: July 25, 1955) Outside	Apr. 1979	Joined Komatsu Ltd.	1. 0 2. 0
		Oct. 2000	Director and General Manager of the Management Department, PT. Komatsu Indonesia
		Apr. 2009	Executive Officer, Oyama Plant Manager, Komatsu Ltd.
		Apr. 2012	Executive Officer, Awazu Plant Manager, Production Division, Komatsu Ltd.
		Apr. 2014	Senior Executive Officer, Vice President of Production Division, Awazu Plant Manager, Komatsu Ltd.
		Apr. 2016	Senior Executive Officer, Vice President of Production Division and President of Parts Operation Division, Komatsu Ltd.
		July 2018	Technical Advisor, Komatsu Ltd.
		Oct. 2018	Technical Advisor, Komatsu Ltd. and Corporate Advisor of Kyushu/Okinawa in-house Company, Komatsu Customer Support Japan Ltd.
		June 2019	Outside Director, Audit and Supervisory Committee Member, the Bank (present position)
		Mar. 2020	Technical Advisor, Komatsu Ltd. (present position)
Significant concurrent positions outside the Bank
Technical Advisor, Komatsu Ltd.

Reasons for nomination as candidate for outside Director and expected role

Mr. Shuji Yamashita possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Senior Executive Officer of Komatsu Ltd. He was selected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Holding Company from his professional perspective, especially in the fields of corporate planning, risk management, overseas business and IT strategy based on his knowledge.

5	Taku Oizumi (Date of birth: October 24, 1956) Outside	Apr. 1980	Joined Bank of Japan	1. 0 2. 0
		Apr. 2008	Director-General of Currency Issue Department
		July 2010	Deputy Director-General of Seven Bank, Ltd.
		June 2012	Director, Executive Officer
		Apr. 2014	Director, Senior Executive Officer
		Oct. 2016	Director, Managing Executive Officer, General Manager of International Business Division
		July 2018	Director, Managing Executive Officer, In charge of Asia Strategic Project
		June 2019	Advisor (present position)
Significant concurrent positions outside the Bank
Advisor of Seven Bank, Ltd.

Reasons for nomination as candidate for outside Director and expected role

Mr. Taku Oizumi has abundant financial business experience including his position as Director-General of Currency Issue Department at the Bank of Japan and possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Managing Executive Officer of Seven Bank, Ltd. He was selected as a candidate for outside Director because the Bank expects that he will provide supervision and advice on execution of business by the Holding Company from his professional perspective, especially in the fields of corporate planning, risk management, marketing and overseas businesses based on his knowledge.

No.	Name (Date of birth)	Career summary, positions and responsibilities at the Bank		1. Number of the Bank’s shares owned 2. Number of shares of the Holding Company to be allotted
6	Naoko Nemoto (Date of birth: January 15, 1960) Outside	Apr. 1983	Joined Bank of Japan	1. 0 2. 0
		Sept. 1994	Associate Director, Standard & Poor’s Global Ratings Japan Inc.
		Apr. 2015	Managing Director & Research Fellow
		Apr. 2016	Economist of Asian Development Bank Institute (resignation expected on May 31, 2021)
		June 2016	Outside Director, the Bank of Yokohama, Ltd.
		June 2016	External Director, Chubu Electric Power Company, Incorporated
		June 2018	Outside Director, Concordia Financial Group, Ltd.
		Apr. 2019	Professor of Graduate School of Business and Finance, WASEDA Business School (present position)
		June 2020	Outside Director, Audit & Supervisory Committee Member, Mizuho Bank, Ltd. (present position)
Significant concurrent positions outside the Bank
Professor of Graduate School of Business and Finance, WASEDA Business School
Outside Director, Audit & Supervisory Committee Member, Mizuho Bank, Ltd. * She will resign as economist at Asian Development Bank Institute on May 31, 2021.

Reasons for nomination as candidate for outside Director and expected role

Ms. Naoko Nemoto possesses a wealth of specialized knowledge cultivated through her activities as a financial expert, such as being involved in rating and research work related to financial institutions at Standard & Poor’s Ratings Japan Inc. for many years. She was selected as a candidate for outside Director because the Bank expects that she will provide supervision and advice on execution of business by the Holding Company from her professional perspective, especially in the fields of financial strategy, overseas business and market operations based on her knowledge. She has never in the past been involved in the corporate management other than becoming an outside Director, however, the Bank judges that she will be able to appropriately execute her duties as an outside Director for the above reasons.

Notes:	1.	The number of shares of the Bank held is based on holdings as of March 31, 2021, and the number of the Holding Company’s shares to be allotted is based on these holdings, after taking into consideration the share transfer ratio. Accordingly, the number of shares of the Holding Company that will actually be allotted may fluctuate in accordance with holdings until immediately prior to the date the Holding Company is established.
2.	There is no special interest between any of the candidates and the Bank, and no special interests are expected to arise between any of the candidates and the Holding Company.
3.	Mr. Shigeru Nishii, Mr. Tadashi Onishi, Mr. Shuji Yamashita, Mr. Taku Oizumi and Ms. Naoko Nemoto are candidates for outside Director of the Holding Company.
4.	Regarding limited liability agreements with candidates for Audit and Supervisory Committee Members

・ If Mr. Nobuhiro Torigoe, candidate for Audit and Supervisory Committee Member, Mr. Shigeru Nishii, Mr. Tadashi Onishi, Mr. Shuji Yamashita, Mr. Taku Oizumi, and Ms. Naoko Nemoto, candidates for outside Audit and Supervisory Committee Members assume the office of Director who is Audit and Supervisory Committee Member, the Holding Company plans to enter into limited liability agreements with each of them pursuant to the provisions of Article 427, paragraph (1) of the Companies Act. The details of the agreement are as follows:

・The maximum amount of liability for damages under this agreement equals to the total amount stipulated in each provisions of Article 425, paragraph (1) of the Companies Act.

・The limited liability recognized above is restricted to when the execution of the duties entrusted to a Director who is Audit and Supervisory Committee Member is conducted with good faith and without gross negligence.

5.	At the conclusion of this Ordinary General Meeting of Shareholders, the tenure of Mr. Shigeru Nishii, Mr. Tadashi Onishi and Mr. Shuji Yamashita, who are candidates for outside Directors of the Holding Company, as outside Director or Director who is Audit and Supervisory Committee Member of the Bank will have been two (2) years.

6.	The Holding Company intends to register Mr. Shigeru Nishii, Mr. Tadashi Onishi, Mr. Shuji Yamashita, Mr. Taku Oizumi, and Ms. Naoko Nemoto with the Tokyo Stock Exchange as independent officers provided for the rules of the Tokyo Stock Exchange.
7.	Mr. Nobuhiro Torigoe, Mr. Shigeru Nishii, Mr. Tadashi Onishi, Mr. Shuji Yamashita, Mr. Taku Oizumi, and Ms. Naoko Nemoto are candidates for Directors who are Audit and Supervisory Committee Members of the Bank at this General Meeting of Shareholders, but if they are elected as Directors who are Audit and Supervisory Committee Members of the Bank via Proposal 3 and this proposal is approved, they will resign from their positions as Directors who are Audit and Supervisory Committee Members of the Bank on the day before the effective date of the Share Transfer (expected to be September 30, 2021).
8.	In January 2020, an embezzlement case by a former employee was found out at the Bank during the term of office of Mr. Shigeru Nishii, Mr. Tadashi Onishi and Mr. Shuji Yamashita. The Bank’s Board of Directors and the Audit and Supervisory Committee have been providing suggestions and advice regularly and appropriately regarding legal compliance including prevention of irregularities. In addition, after the irregularity was discovered, the Bank requested a thorough investigation and strict measures, and they have actively provided advice on recurrence prevention measures including creation of a mechanism that enables early detection throughout the organization and improvement of awareness and follow-up of employees. They have also monitored its operational status, thus appropriately fulfilling their responsibilities.
9.	If this proposal is approved, the Holding Company plans to sign an officer, etc. liability insurance agreement provided for in Article 430-3, paragraph (1) of the Companies Act with an insurance company. The insurance agreement covers legal damages and litigation expenses, etc. in the event that claims for damages are made against the insured due to an act committed by the insured in his/her position as directors and officers. The insurance premiums are fully borne by the Holding Company. If each of six candidates for Directors who are Audit and Supervisory Committee Members is selected and appointed as Director, he/she will be covered by the insurance agreement.

6.	Matters Related to the Financial Auditor of the Holding Company

The Financial Auditor of the Holding Company will be as follows.

Name	Ernst & Young ShinNihon LLC
Main business location	1-1-2 Yurakucho, Chiyoda, Tokyo, 100,0006 Japan Tokyo Midtown Hibiya, Hibiya Mitsui Tower
History	1967	Tetsuzo Ota & Co. established
	1969	Showa Audit Corporation established
	1985	Tetsuzo Ota & Co. and Showa Audit Corporation merged, and name changed to Showa Ota & Co.
	2000	Merged with Century Audit Corporation (established 1986) and name changed to Century Ota Showa & Co.
	2001	Name changed to Shin Nihon & Co.
	2008	Transitioned to limited liability auditing corporation and name changed to Ernst & Young ShinNihon LLC
	2018	Japanese name changed to EY ShinNihon LLC
Companies audited	3,770 (as of March 31, 2021)
Stated capital	¥1,060 million (as of March 31, 2021)
Employees	5,649 (as of March 31, 2021) [Breakdown]
	Partners	Certified public accountants: Other:	540 10
	Staff	Certified public accountants:	2,461
Persons who have passed the certified public accountant examination, etc.:
		Other:	1,179 1,459
	Total		5,649
Note:	Ernst & Young ShinNihon LLC has been selected as a candidate for the Financial Auditor of the Holding Company because it was judged to be appropriately qualified based on the results of a comprehensive consideration of the appropriateness of the Bank’s own audits, as well as the audit corporation’s size, experience, and other factors contributing to its ability to execute its duties, together with its independence, internal management systems, and other factors.

End

Attached Document

Business Report for the 113th Term	(April 1, 2020 through March 31, 2021)

1.	Matters Related to the Bank’s Current Situation

(1)	Progress and results of business, Etc.

Description of principal business:

The Bank provides a wide range of financial products and services to regional customers through its deposit business, lending business, securities investment business, domestic exchange business, foreign exchange business, and government bond, investment trust and insurance product trading business.

General economy

The Japanese economy saw significant negative growth in 2020 due to the impact of COVID-19. A gradual recovery is expected in 2021 as a result of easing fiscal and monetary policy by the national government and the Bank of Japan and the rollout of vaccines, but the impact of COVID-19 is expected to remain, and any recovery will be weak compared to last year’s decline.

Local economy

The local economy experienced the same difficulties as the national economy in 2020. The outlook for 2021 remains less than positive. The impact on hotels, ryokan and other tourism-related businesses is of particular concern due to the suspension of the “Go To Campaign.” On the other hand, there are some positive signs in the manufacturing industry, particularly construction machinery and machine tools, due to increased demand resulting from China’s policies to support economic activity.

The Bank’s performance

Under these circumstances, the Bank has made a variety of efforts to achieve its corporate philosophy of “Trust – a bridge to a fruitful regional future. Enrich interaction and growth in the region” and its aim of becoming a “next-generation integrated regional company” through communication and collaboration based on accurate identification of changes in society and customers’ needs. As a result of our efforts to resolve the challenges faced by the region as a whole, the Bank’s performance was as follows.

Individual and corporate deposits have done well, up ¥334.9 billion on the previous term for a balance at the end of the term of ¥3,976.4 billion. Business and consumption loans have also remained strong, up ¥15.9 billion on the previous term for a balance at the end of the term of ¥2,633.9 billion.

Securities increased ¥207.2 billion on the previous term for a final balance of ¥1,195.7 billion, and foreign exchange transaction volume decreased by $224 million to $1.51 billion.

In terms of profit and loss, the Bank’s ordinary profit decreased by ¥693 million on the previous term to ¥11.283 billion due to an increase in credit-related expenses. Current net income decreased by ¥721 million on the previous term to ¥5.954 billion.

During that period, the Bank worked on consulting services to support overall regional productivity, as well as high value-added services, such as establishing the “Hokkoku DX Cashless Fund” in order to speed up the adoption of cashless systems and expanding the leasing business by the Bank itself, in addition to its existing deposit and lending services. Around 100 consulting specialist staff worked together as a sales office to provide solutions and support to corporate and business customers. In overseas business support, the Bank established a representative office in Ho Chi Minh City in Vietnam in March 2021 in order to further expand its network in Southeast Asia. For individual customers, the Bank launched a new service, “HOKKOKU LIFE+,” in February 2021. This has improved the convenience of contactless transactions and steadily increased the number of Hokkoku Visa Debit cards issued and the total settlement amounts by continuing to work with local communities since last year, such as through numerous campaigns in collaboration with local companies and retailers. The Bank considers its brand to be “existing for the world and for the people, and working for a better life and a better society for all,” and will continue to put effort into regional development.

During the increasing evolution of information technology, the Bank was the first in Japan to put its full banking system on the public cloud in May 2021. By fully leveraging cloud services, the Bank will expand into new business areas, provide new added value to customers, improve productivity, adapt to new work styles in line with the new normal, and reduce IT costs, while striving to further enhance regional productivity and vitality by supporting customer digitalization.

In terms of corporate social responsibility (CSR) efforts based on our ESG policy, the Bank has given talks and tours to members of the public, from elementary students to adults, to support local financial literacy, and has provided informational seminars on asset formation and the diverse range of settlement methods that have recently emerged. As part of its efforts to increase contact with the local community, since last year, the Bank has been holding professional musical performances at preschools and other venues (Hokkoku Happy! Concert 2020) and a range of other activities that contribute to the community through its offices. The Bank’s environmental initiatives include promoting a paperless system and reducing electricity use, and forest cleanup activities such as undergrowth removal through the “Hokkoku no Mori” activities at Ishikawa Forest Park.

In order to clarify its policy on returning profits to shareholders, from the record date at the end of March 2021, the Bank shifted its target indicator to total shareholder return, including dividends and stock buybacks, and abolished gifts for shareholders.

For more on these policies, please see the annual Integrated Report and the Bank’s website. The Bank will continue to proactively disclose information and strive to enhance its relationship with shareholders.

Future challenges and efforts

The environment surrounding the Bank has become more challenging due to long-term low interest rates, increased credit risk as a result of a declining economy, and strong competition from other businesses. Amid a changing social structure such as decreasing population, and diversifying customer needs and values, the Bank must identify and swiftly implement innovative solutions in order to achieve its corporate philosophy of “serving the local community.”

We will transition to a holding company structure to further advance group governance and maximize synergies, and expand the axis of our operations through the establishment of new companies to support sustainable regional development while expanding the business of our existing subsidiaries under the umbrella of the holding company in order to remain the bank of choice for our customers and grow with the region.

We will continue to provide high-quality services to customers as a “next-generation integrated regional company” to contribute to the improving quality of the region as a whole and meet the expectations of our community stakeholders in order to uphold our corporate principles.

(2)	Status of capital expenditure
a.	Total capital expenditure

(units: ¥ million)

Total capital expenditure	5,888

b.	New material assets, etc.

(units: ¥ million)

Description	Amount
Construction of Fukui branch	225
Reconstruction of Nanao branch	73
Replacement of ATMs, etc.	920
Vehicles	102
Software	3,501

(3)	Status of material parent and subsidiary companies, etc.
a.	Status of parent companies

Not applicable.

b.	Status of subsidiary companies

Company	Address	Description of business	Stated capital	Percentage of voting rights of subsidiary held by the Bank	Other
The Hokkoku General Leasing Co., Ltd.	2-2-15 Katamachi, Kanazawa-shi	Leasing business, instalment purchase business	¥90 million	50.35%	–
The Hokkoku Credit Service Co., Ltd.	2-2-15 Katamachi, Kanazawa-shi	Credit card business, loan business	¥90 million	75.49%	–
The Hokkoku Credit Guarantee Co., Ltd.	2-12-6 Hirooka, Kanazawa-shi	Consumer finance credit guarantee business	¥90 million	18.33%	–
The Hokkoku Management, Ltd.	1-16 Musashimachi, Kanazawa-shi	Corporate rehabilitation fund management business, administrative services for the Bank and affiliated companies, EC mall management business	¥100 million	100.00%	–
The Hokkoku Servicer, Ltd.	2-2-15 Katamachi, Kanazawa-shi	Debt collection and management services	¥500 million	95.00%	–
The Digital Value, Ltd.	1-3-1 Kyobashi, Chuo-ku, Tokyo	Systems development, operation, and maintenance business	¥90 million	90.00%	–

Notes:  1.      The “percentage of voting rights of subsidiary held by the Bank” is rounded down to two decimal places.

2.	The above six material subsidiary companies are consolidated subsidiary companies and subsidiary corporations, etc.

Status of material business alliances

1.	Automated system for cash withdrawals, etc. (ACS) allowing ATMs to be used interchangeably through an alliance between 62 regional banks
2.	Automated system for cash withdrawals (MICS) allowing ATMs to be used interchangeably through an alliance between 62 regional banks and city banks, trust banks, member banks of the Second Association of Regional Banks, credit unions, credit cooperatives, agricultural cooperatives and marine banks (including Norinchukin Bank and federations of agricultural cooperatives), and workers' credit union banks
3.	Service for communicating remittances, transfers, transaction history, and other data between partner companies by data transmission through Chigin Network Service Co., Ltd. (CNS), a joint venture by 62 regional banks
4.	Automated system for cash withdrawals and deposits allowing ATMs to be used interchangeably through an alliance with Japan Post Bank Co., Ltd.
5.	Automated system for cash withdrawals and deposits allowing ATMs to be used interchangeably for no fee (excluding transfer fees) through an alliance with The Fukui Bank, Ltd. and The First Bank of Toyama, Ltd. (FIT Net)
6.	Automated system for cash withdrawals allowing ATMs to be used interchangeably for no fee through an alliance with JA Bank Ishikawa (Ishikawa Mynet)

7.	Automated system for cash withdrawals and deposits allowing joint ATMs in convenience stores and other in-store locations to be used through an alliance with E-Net Co., Ltd., Seven Bank, Ltd., and Lawson Bank, Inc.
8.	Automated system for cash withdrawals allowing ATMs to be used interchangeably through an alliance with AEON Bank, Ltd.

2.	Matters Related to Officers

(1)	Status of corporate officers

(as of the end of the fiscal year)

Name	Position and responsibilities at the Bank	Significant concurrent positions outside the Bank	Other
Hideaki Hamasaki	Chairman (Representative Director)	Director (Outside) and Audit and Supervisory Committee Member, DAIWA CO., LTD.
Shuji Tsuemura	President (Representative Director)	Corporate Auditor (Outside), Takamatsu Machinery Co., Ltd.
Kazuya Nakamura	Director Senior Executive Officer (Representative Director)	Company Auditor (Outside), I-O DATA DEVICE, INC.
Koichi Nakada	Director Senior Executive Officer
Yuji Kakuchi	Director Senior Executive Officer
Nobuhiro Torigoe	Director
Hidehiro Yamamoto	Director Audit and Supervisory Committee Member
Shigeru Nishii	Director (Outside) Audit and Supervisory Committee Member	Managing Partner, Nishii Law Office
Masako Osuna	Director (Outside) Audit and Supervisory Committee Member	Professor, Kanazawa Institute of Technology Director (Outside), Hibiya Engineering, Ltd. Corporate Auditor (Outside), C.I. TAKIRON Corporation
Tadashi Onishi	Director (Outside) Audit and Supervisory Committee Member	Executive Officer and Deputy President, Meiji Yasuda Life Insurance Company
Shuji Yamashita	Director (Outside) Audit and Supervisory Committee Member	Technical Adviser, KOMATSU LTD.
Takako Ishihara	Director (Outside) Audit and Supervisory Committee Member	Director (Outside), Takamatsu Machinery Co., Ltd.

Notes: 1. The positions and responsibilities of the Directors changed as follows on March 12, 2021:

Name	Position and responsibilities at the Bank
	Former		Current
Kazuya Nakamura	Managing Director (Representative Director)	General Manager of Head Office Sales Department	Director, Senior Executive Officer (Representative Director)
Koichi Nakada	Managing Director	General Manager of Management Administration Department and Legal Office	Director, Senior Executive Officer
Yuji Kakuchi	Managing Director	General Manager of Capital Market Department	Director, Senior Executive Officer
Nobuhiro Torigoe	Managing Director	General Manager of General Planning Department	Director

2.	Outside Director Takako Ishihara stepped down from her position as Part-time Auditor at Kanazawa University as of August 31, 2020.
3.	The Bank has submitted notification to the Tokyo Stock Exchange that Outside Directors Shigeru Nishii, Masako Osuna, Tadashi Onishi, Shuji Yamashita, and Takako Ishihara have been appointed as independent officers pursuant to the requirements of the Tokyo Stock Exchange.
4.	Director Hidehiro Yamamoto is a full-time Audit and Supervisory Committee Member. The reason for appointing a full-time Audit and Supervisory Committee Member is for that member to attend important meetings of the executive department and continuously and practically gather material information and receive reports.
5.	President Tateki Ataka and Senior Managing Director Junichi Maeda resigned as Directors at the close of the 112th Ordinary General Meeting of Shareholders on June 19, 2020.
6.	Director Toshiyuki Konishi resigned as Director as of March 11, 2021, and assumed office as Senior Executive Officer as of March 12, 2021. His responsibilities at the time of his resignation were General Manager of the Branch Management Department and General Manager of the Public Institution Business.
7.	Director Akira Nishita resigned as Director as of March 11, 2021, and assumed office as Senior Executive Officer as of March 12, 2021. His responsibilities at the time of his resignation were General Manager of the Credit Department.
8.	Director Takayasu Tada resigned as Director as of March 11, 2021, and assumed office as Senior Executive Officer as of March 12, 2021. His responsibilities at the time of his resignation were General Manager of the Consulting Department.

Reference:

The Bank has an executive officer system in place. The names, positions and responsibilities of the non-Director executive officers are as follows.

(as of the end of the fiscal year)

Name	Positions and responsibilities at the Bank
Toshiyuki Konishi	Senior Executive Officer and General Manager of Head Office Sales Department
Akira Nishita	Senior Executive Officer and General Manager of Corporate Banking Department
Takayasu Tada	Senior Executive Officer and General Manager of Corporate Solutions Department and General Manager of Consulting Department
Susumu Taniguchi	Senior Executive Officer and General Manager of Komatsu Area and Komatsu Branch Manager
Takeshi Igawa	Senior Executive Officer and Manager of System Department
Harushige Sanbonmatsu	Executive Officer and General Manager of Management Administration Department
Hirokatsu Yamada	Executive Officer
Shoichi Kashimi	Executive Officer

(as of the end of the fiscal year)

Name	Position and responsibilities at the Bank
Yoshiro Komatsu	Executive Officer
Kenya Tatsuno	Executive Officer and Fukui Branch Manager
Tatsuo Shintani	Executive Officer and General Manager of Takaoka Area and Takaoka Branch Manager
Yutaka Hosono	Executive Officer and Osaka Branch Manager
Daisuke Nakaso	Executive Officer and General Manager of Komatsu Chuo Area and Komatsu Chuo Branch Manager
Tomohiko Kikuzawa	Executive Officer and General Manager of General Planning Department
Kazuki Yamamori	Executive Officer and General Manager of Consulting Department
Masayuki Kita	Executive Officer and Toyama Branch Manager
Seiichi Sagiike	Executive Officer and General Manager of Capital Market Department
Takayuki Yamamoto	Executive Officer and General Manager of Personal Banking Department
Naotaka Terai	Executive Officer and General Manager of Human Resource Development Department
Haruhiko Kometani	Executive Officer and Tokyo Branch Manager
Masaru Yamazaki	Executive Officer and General Manager of Mattou Area and Mattou Branch Manager
Toshimi Kitagawa	Executive Officer and General Manager of Nanao Area and Nanao Branch Manager
Akihisa Nitta	Executive Officer and General Manager of Operations Department

(2) Amount of Director remuneration in this fiscal year

(i)	Total amount of Director remuneration

Director type	Total amount of remuneration (¥ million)	Total amount of remuneration by type (¥ million)			Number of applicable Directors
		Base remuneration	Performance-linked remuneration, etc.	Non-monetary remuneration, etc.
Non-Audit and Supervisory Committee Member	257	159	50	47	11
Audit and Supervisory Committee Member (including Outside Directors)	49 (29)	49 (29)	–	–	6 (5)

Notes:	1.	The above table includes two Directors who are not Audit and Supervisory Committee Members who resigned at the close of the 112th Ordinary General Meeting of Shareholders on June 19, 2020 and three Directors who are not Audit and Supervisory Committee Members who resigned as of March 11, 2021.

2.	In addition to the above, ¥48 million in employee salaries (including ¥11 million in bonuses) was paid to the five Directors with concurrent employee positions at the Bank this fiscal year.

(ii)	Matters related to performance-linked remuneration

In order to incentivize performance improvements each year, Directors who are not Audit and Supervisory Committee Members are paid monetary remuneration at a specific time each year based on the current net income for that year. The reason for choosing current net income as the performance indicator is that the Bank determined that this is an appropriate indicator of the Bank’s management performance in a given fiscal year.

The amount of performance-linked remuneration paid is within the range specified in the following table based on the current net income in each fiscal year.

Ranges for performance-linked remuneration

Current net income	Remuneration range
Up to ¥2 billion	¥0
More than ¥2 billion, up to ¥4 billion	Up to ¥30 million
More than ¥4 billion, up to ¥6 billion	Up to ¥50 million
More than ¥6 billion, up to ¥8 billion	Up to ¥60 million
More than ¥8 billion, up to ¥10 billion	Up to ¥70 million
Over ¥10 billion	Up to ¥80 million

The current net income for this fiscal year is ¥5.9 billion.

(iii)	Details of non-monetary remuneration, etc.

In order to increase Directors’ desire and morale to improve performance and promote the continuous enhancement of corporate value, Directors who are not Audit and Supervisory Committee Members receive share-based remuneration through a trust. The conditions for granting that remuneration are described in “(v) Policy for determining the details of remuneration, etc. for individual Directors.”

(iv)	Matters related to shareholder meeting resolutions regarding Director remuneration, etc.

A. Remuneration, etc. for Directors who are not Audit and Supervisory Committee Members

At the 107th Ordinary General Meeting of Shareholders held on June 26, 2015, it was resolved to set the amount of monetary remuneration for Directors who are not Audit and Supervisory Committee Members at up to ¥220 million per year for fixed remuneration, and up to the amount determined based on the performance-linked remuneration ranges specified in the table in “(ii) Matters related to performance-linked remuneration” above based on the current net income level. The number of Directors who were not Audit and Supervisory Committee Members as of the close of that Ordinary General Meeting of Shareholders was 10. Separate to monetary remuneration, at the 109th Ordinary General Meeting of Shareholders held on June 23, 2017, it was resolved to pay share-based remuneration through a trust, with Directors who are not Audit and Supervisory Committee Members and executive officers being granted a total number of shares and points up to the value of ¥500 million every five years, which is the trust period of the trust, or up to 25,000 points per fiscal year (with one point equal to one share of the Bank). The number of Directors who were not Audit and Supervisory Committee Members as of the close of that Ordinary General Meeting of Shareholders was 11.

B.	Remuneration, etc. for Directors who are Audit and Supervisory Committee Members

At the 107th Ordinary General Meeting of Shareholders held on June 26, 2015, it was resolved to set the amount of monetary remuneration of Directors who are Audit and Supervisory Committee Members at up to ¥65 million per year. The number of Directors who were Audit and Supervisory Committee Members as of the close of that Ordinary General Meeting of Shareholders was 6.

(v)	Policy for determining the details of remuneration, etc. for individual Directors

A.	Method for determining policy for determining the details of remuneration, etc. for individual Directors

In order to create a remuneration structure that functions sufficiently to incentivize contributing to the development of the regional community and continuously enhancing corporate value with consideration for aligning with shareholder interests, the Bank prepared a policy for determining the details of remuneration for individual Directors (the “Remuneration Policy”), which it referred to the optional Nomination and Compensation Committee, and was approved at a meeting of the Board of Directors held on February 26, 2021.

B.	Outline of Remuneration Policy
a.	Basic policy

The basic policy for determining the remuneration of individual Directors of the Bank is to select an appropriate level of remuneration based on each Director’s duties in a way that functions to incentivize contributing to the development of the regional community and continuously enhancing corporate value with consideration for aligning with shareholder interests. Specifically, remuneration for Directors who are not Audit and Supervisory Committee Members consists of fixed-amount remuneration as a fixed remuneration, performance-linked remuneration, and share-based remuneration, and the remuneration for Directors who are Audit and Supervisory Committee Members and have a supervisory function consists solely of fixed-amount remuneration based on their duties.

b.	Policy for determining the amount of base remuneration (monetary remuneration)for individual Directors (including policy for determining timing and conditions of remuneration)

The fixed-amount remuneration for Directors of the Bank is a fixed monthly amount determined through comprehensive consideration of each Director’s position and duties, the difficulty of executing Directorial duties, the weight of Directorial responsibility, the Bank’s performance, and the balance with the salaries of the Bank’s employees.

c.	Policy for determining the details and calculation method for the amount or number of performance-linked remuneration, etc. and non-monetary remuneration, etc. (including policy for determining timing and conditions of remuneration)

In order to incentivize performance improvements each fiscal year, monetary remuneration reflecting performance indicators is paid as performance-linked remuneration at a specific time each year. The amount of performance-linked remuneration paid is the amount determined by the Board of Directors after referral to the optional Nomination and Compensation Committee, within the range specified in the table in “(ii) Matters related to performance-linked remuneration,” based on the net income in each fiscal year.

Share-based remuneration is granted through a trust, and each Director who is not an Audit and Supervisory Committee member receives a number of shares of the Bank corresponding to the number of points granted by the Bank upon resignation. The number of points granted to Directors who are not Audit and Supervisory Committee Members of the Bank is calculated based on the rules for granting shares established by the Board of Directors and determined after referral to the optional Nomination and Compensation Committee.

d.	Policy on determining the ratio of monetary remuneration, performance-linked remuneration, or non-monetary remuneration amounts to the amount of remuneration for of individual Directors

The ratio of different types of remuneration for Directors who are not Audit and Supervisory Committee Members is determined by the Board of Directors with respect for the opinion of the optional Nomination and Compensation Committee in line with the details of the individual remuneration.

e.	Matters related to determining the details of remuneration for individual Directors

The amount of remuneration for individual Directors (i.e., the fixed-amount remuneration for Directors who are not Audit and Supervisory Committee Members and the performance-linked remuneration based on the net income each fiscal year) is referred to the original plan of the optional Nomination and Compensation Committee and determined by resolution of the Board of Directors based on the committee’s opinion. For share-based remuneration, a number of points per Director who is not an Audit and Supervisory Committee Member is calculated based on the rules for granting shares established by the Board of Directors and determined after referral to the optional Nomination and Compensation Committee.

C.	Reason for Board of Directors determining the details of remuneration, etc. for individual Directors this fiscal year is in line with the Remuneration Policy

The optional Nomination and Compensation Committee has confirmed that the determination of the details of remuneration, etc. for individual Directors who are not Audit and Supervisory Committee Members is in line with the Remuneration Policy, and reported to the Board of Directors to that effect. The Board of Directors passed a resolution regarding the Remuneration Policy for this fiscal year on February 26, 2021, and prior to that the fixed-amount remuneration and performance-linked remuneration of each Director who is not an Audit and Supervisory Committee Member were determined by the President as delegated by the Board of Directors (see (vi) below), and therefore was not consistent with the Remuneration Policy.

(vi)	Matters regarding the delegation of determining remuneration for individual Directors

This fiscal year, the Board of Directors resolved at its meeting on May 15, 2020 to delegate to President Tateki Ataka the determination of the specific details of the amount of performance-linked remuneration for individual Directors who are not Audit and Supervisory Committee Members. The Board of Directors then resolved at its meeting on June 19, 2020 to delegate to President Shuji Tsuemura the determination of the specific details of the amount of fixed-amount remuneration for individual Directors who are not Audit and Supervisory Committee Members. The reason for delegating this authority is that the President is best suited to evaluate Directors who are not Audit and Supervisory Committee Members with an overall view to the performance of the Bank as a whole. In order to ensure that the President’s decision is appropriate, the matter is also referred to the optional Nomination and Compensation Committee. The Bank has now changed its policy, and from the 114th Term (the fiscal year ending March 2022) remuneration will be determined by the Board of Directors without delegation to the President.

For share-based remuneration, the number of points to be granted is calculated based on the rules for granting shares established by the Board of Directors and determined after referral to the optional Nomination and Compensation Committee, and that decision is not delegated.

(3)	Limited liability agreements

Name	Summary of terms of limited liability agreement
Hidehiro Yamamoto Director (Audit and Supervisory Committee Member)	Agreement limiting liability under Article 427, paragraph (1) of the Companies Act. The maximum amount of liability for damages under the agreement equals to the total amount stated in each provision of Article 425, paragraph (1) of the Companies Act.
Shigeru Nishii Outside Director (Audit and Supervisory Committee Member)	Same as above
Masako Osuna Outside Director (Audit and Supervisory Committee Member)	Same as above
Tadashi Onishi Outside Director (Audit and Supervisory Committee Member)	Same as above

Shuji Yamashita Outside Director (Audit and Supervisory Committee Member)	Same as above
Takako Ishihara Outside Director (Audit and Supervisory Committee Member)	Same as above

3.	Matters Related to Outside Officers

(1)	Concurrent positions and other status of outside Directors

Name	Concurrent positions and other status
Shigeru Nishii Outside Director (Audit and Supervisory Committee Member)	Attorney at law [Managing Partner of Nishii Law Office] (This firm has normal banking business with the Bank, but no retainer agreement or similar relationship.)
Masako Osuna Outside Director (Audit and Supervisory Committee Member)

Professor, Kanazawa Institute of Technology (This institute has normal banking business with the Bank.)

Outside Director, Hibiya Engineering, Ltd. (This company has normal banking business with the Bank.)

Outside Corporate Auditor, C.I. TAKIRON Corporation

Tadashi Onishi Outside Director (Audit and Supervisory Committee Member)	Executive Officer and Deputy President, Meiji Yasuda Life Insurance Company (This company has normal banking business with the Bank, and owns 5.56% of the Bank’s shares.)
Shuji Yamashita Outside Director (Audit and Supervisory Committee Member)	Technical Adviser, KOMATSU LTD. (This company has transactions with the Bank including borrowings.)
Takako Ishihara Outside Director (Audit and Supervisory Committee Member)	Outside Director, Takamatsu Machinery Co., Ltd. (This company has transactions with the Bank including borrowings.)

Note:	Outside Director Takako Ishihara stepped down from her position as Part-time Auditor at Kanazawa University as of August 31, 2020.

(2)	Status of principal activities of outside Directors

Name	Tenure as Director	Attendance at Board of Directors meetings	Participation in Board of Directors meetings and other activities and summary of role expected of outside Director
Shigeru Nishii Outside Director (Audit and Supervisory Committee Member)	1 year 9 months	Attended all 11 meetings of the Board of Directors and all 12 meetings of the Audit and Supervisory Committee	Mr. Shigeru Nishii possesses a wealth of specialized knowledge cultivated through his activities as an attorney at law for many years as well as his position working as the Chairperson of Kanazawa Bar Association. The Bank expects that he will provide supervision of the Bank’s execution of business from an objective standpoint. He has proactively made comments from his professional perspective at Board of Directors and other meetings regarding the handling of legal amendments and other matters, and has supervised the Bank’s execution of business.

Masako Osuna Outside Director (Audit and Supervisory Committee Member)	5 years 9 months	Attended all 11 meetings of the Board of Directors and all 12 meetings of the Audit and Supervisory Committee	Ms. Masako Osuna possesses a wealth of specialized knowledge cultivated through her many years of experience working at JETRO and her activities in Japan and overseas as a professor at the Kanazawa Institute of Technology. The Bank expects that she will provide supervision of the Bank’s execution of business from an objective standpoint. She has proactively made comments from her professional perspective at Board of Directors and other meetings regarding overseas business strategy and other matters, and has supervised the Bank’s execution of business.
Tadashi Onishi Outside Director (Audit and Supervisory Committee Member)	1 year 9 months	Attended all 11 meetings of the Board of Directors and all 12 meetings of the Audit and Supervisory Committee	Mr. Tadashi Onishi possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his position as Executive Officer and Deputy President of Meiji Yasuda Life Insurance Company. The Bank expects that he will provide supervision of the Bank’s execution of business from an objective standpoint. He has proactively made comments from his professional perspective at Board of Directors and other meetings regarding management strategy, risk management systems, and other matters, and has supervised the Bank’s execution of business.
Shuji Yamashita Outside Director (Audit and Supervisory Committee Member)	1 year 9 months	Attended all 11 meetings of the Board of Directors and all 12 meetings of the Audit and Supervisory Committee	Mr. Shuji Yamashita possesses a wealth of specialized knowledge cultivated through his activities in corporate management that include his work experience as well as his position as Senior Executive Officer of Komatsu Ltd. The Bank expects that he will provide supervision of the Bank’s execution of business from an objective standpoint. He has proactively made comments from his professional perspective at Board of Directors and other meetings regarding management strategy, compliance systems, and other matters, and has supervised the Bank’s execution of business.
Takako Ishihara Outside Director (Audit and Supervisory Committee Member)	1 year 9 months	Attended all 11 meetings of the Board of Directors and all 12 meetings of the Audit and Supervisory Committee	Ms. Takako Ishihara possesses a wealth of specialized knowledge cultivated through her experience working as Superintendent of the Kanazawa City Board of Education and her activities as outside Director of Takamatsu Machinery Co., Ltd. The Bank expects that she will provide supervision of the Bank’s execution of business from an objective standpoint. She has proactively made comments from her professional perspective at Board of Directors and other meetings regarding personnel training and other matters, and has supervised the Bank’s execution of business.

(3)       Matters related to remuneration of outside officers, etc.

(units: ¥ million)

	Number of recipients	Remuneration, etc. from the Bank	Remuneration, etc. from the Bank’s parent company
Total amount of remuneration, etc.	5	29	–

4.	Matters Related to Shares

(1) Number of shares	Total number of authorized shares	58,250,000 shares
	Total number of issued shares	28,115,000 shares	(including 6,000 treasury shares)

Note: The number of shares is rounded down to the nearest 1,000 shares.

(2) Number of shareholders at the end of this fiscal year	9,238

(3)	Major shareholders
Name of shareholder	Equity in the Bank
	Number of shares, etc. held (thousand shares)	Shareholding ratio (%)
Custody Bank of Japan, Ltd. (trust account)	1,620	5.76
Meiji Yasuda Life Insurance Company	1,564	5.56
Nippon Life Insurance Company	1,311	4.66
The Master Trust Bank of Japan, Ltd. (trust account)	1,271	4.52
Sumitomo Life Insurance Company	770	2.74
Hokuriku Electric Power Company	669	2.38
DFA INTL SMALL CAP VALUE PORTFOLIO	576	2.05
The Hokkoku Bank Employee Shareholding Association	552	1.96
Daido Kogyo Co., Ltd.	369	1.31
Sawade Corporation	324	1.15

Notes:	1.	Number of shares, etc. held is rounded down to the nearest 1,000 share.

2.	The shareholding ratio is a percentage of the total after deduction of the 6,000 treasury shares and rounded down to two decimal places.
3.	The Bank has implemented a “share grant trust” as a share-based remuneration plan. The Custody Bank of Japan, Ltd. (trust account) has acquired 135,000 shares of the Bank, which are not included in treasury shares.

(4)	Status of shares granted to officers as consideration for the execution of duties in this fiscal year
	Number of shares	Number of recipients
Directors (excluding Audit and Supervisory Committee Members and outside Directors)	37,727	2
Directors who are Audit and Supervisory Committee Members (including outside Directors)	0	0

(5)	Other material matters related to shares

Retirement of treasury shares

The Bank retired treasury shares as follows pursuant to a resolution at the Bank’s Board of Directors meeting held on March 30, 2020:

Class and number of retired shares	995,000 shares of common stock
Date of retirement	April 6, 2020

Purchase of treasury shares

A resolution was made at the Bank’s Board of Directors meeting held on April 28, 2021 to purchase treasury shares as follows:

Class and number of purchased shares	200,000 shares of common stock (maximum)

Total purchase value	¥740 million (maximum)
Purchase period	May 6, 2021 through July 30, 2021

■	Financial Statements

113th Term                      (as at March 31, 2021) Balance Sheet

(units: ¥ million)

Item	Amount	Item	Amount
Assets:		Liabilities:
Cash and due from banks	1,483,350	Deposits	3,976,489
Cash	37,134	Current account deposits	238,144
Due from banks	1,446,215	Ordinary deposits	2,357,134
Call loans	118,000	Savings deposits	14,663
Monetary claims bought	1,312	Call deposits	6,891
Trading account securities	105	Term deposits	1,272,319
Trading account local government bonds	105	Other deposits	87,337
Money held in trusts	13,513	Negotiable certificates of deposit	75,557
Securities	1,195,702	Call money	718,694
National government bonds	184,831	Guarantee deposit received under securities lending transactions	230,366
Local government bonds	322,592	Borrowed money	135,998
Corporate bonds	193,932	Borrowings	135,998
Shares	172,566	Foreign exchanges	2
Other securities	321,778	Foreign bills sold	2
Loans and bills discounted	2,633,905	Bonds payable	20,000
Bills discounted	6,901	Borrowed money from trust account	145
Loans on notes	1,120	Other liabilities	38,931
Loans on deeds	2,205,045	Income taxes payable	3,032
Overdrafts	420,837	Accrued expenses	849
Foreign exchanges	10,778	Unearned revenue	1,099
Foreign deposits paid	8,994	Financial derivatives	3,796
Foreign bills bought	1,690	Cash collateral received for financial instruments	39
Foreign bills receivable	93	Asset retirement obligations	306
Other assets	46,494	Other liabilities	29,805
Prepaid expenses	407	Reserve for bonuses	757
Accrued income	3,194	Reserve for retirement benefits	9,452
Financial derivatives	1,242	Reserve for management board benefit trust	460
Cash collateral paid for financial instruments	1,900	Reserve for reimbursement of deposits	172
Lease investment assets	9,762	Reserve for customer service points	276
Other assets	29,987	Deferred tax liabilities	14,584
Tangible fixed assets	30,349	Deferred tax liabilities for land revaluation	1,473
Buildings	11,127	Acceptances and guarantees	17,345
Land	15,684	Total liabilities	5,240,709
Construction in progress	27	Net assets:
Other tangible fixed assets	3,510	Stated capital	26,673
Intangible fixed assets	12,182	Capital surplus	11,289
Software	11,810	Legal capital surplus	11,289
Goodwill	46	Retained earnings	168,092
Other intangible fixed assets	326	Legal retained earnings	20,751
Customers’ liabilities for acceptances and guarantees	17,345	Other retained earnings	147,340
Reserve for possible loan losses	(52,559)	Reserve for reduction entry	365
		General reserve	100,900

		Retained earnings brought forward	46,075
		Treasury shares	(663)
		Total shareholders' equity	205,392
		Net unrealized gains on available-for-sale securities	62,110
		Net deferred losses on hedging instruments	(3)
		Land revaluation surplus	2,272
		Total valuation and translation adjustments	64,378
		Total net assets	269,771
Total assets	5,510,480	Total liabilities and net assets	5,510,480

113th Term (April 1, 2020 through March 31, 2021) Statement of Income

(units: ¥ million)

Item	Amount
Ordinary income		68,414
Interest income	34,799
Interest on loans and discounts	25,090
Interest and dividends on securities	9,204
Interest on call loans	6
Interest on deposits paid	484
Other interest income	13
Trust fees	0
Fees and commissions	9,341
Fund transfer fees received	2,857
Other fees and commissions	6,484
Other operating income	6,593
Foreign exchange trading income	266
Securities trading income	0
Gain on sale of national government bonds	3,373
Income from financial derivatives	8
Other operating income	2,945
Other ordinary income	17,680
Gain on loan losses recovered	72
Gain on sale of equity	16,338
Gain on investments in money held in trust	110
Other ordinary income	1,158
Ordinary expenses		57,131
Interest expenses	540
Interest on deposits received	219
Interest on negotiable certificates of deposit	4
Interest on call money	26
Interest on securities lending transactions	84
Interest on borrowings	0
Interest on bonds	69
Interest on interest rate swaps	132
Other interest expenses	1
Fees and commissions	3,604
Fund transfer fees paid	555
Other fees and commissions	3,048
Other operating expenses	7,862
Loss on sale of national government bonds	4,739
Loss on reimbursement of national government bonds	859
Other operating expenses	2,263
General and administrative expenses	30,113
Other expenses	15,010
Provision for reserve for possible loan losses	11,308
Amortization of loans and discounts	16
Loss on sale of equity	2,776
Amortization of equity	322
Other ordinary expenses	586
Ordinary profit		11,283
Extraordinary profit		1
Gain on disposal of fixed assets	0

Gain on reversal of asset retirement obligations	1
Extraordinary loss		898
Loss on disposal of fixed assets	248
Impairment loss	650
Current net income before income taxes		10,385
Income taxes - current	5,588
Income taxes - deferred	(1,156)
Income taxes - total		4,431
Current net income		5,954

■	Consolidated Financial Statements

Consolidated Balance Sheet                                                         (as at March 31, 2021)

(units: ¥ million)

Item	Amount	Item	Amount
Assets:		Liabilities:
Cash and due from banks	1,483,423	Deposits	3,969,004
Call loans and bills bought	118,000	Negotiable certificates of deposit	69,707
Monetary claims bought	3,096	Call money and bills sold	718,694
Trading account securities	105	Guarantee deposit received under securities lending transactions	230,366
Money held in trusts	13,513	Borrowed money	136,346
Securities	1,198,610	Foreign exchanges	2
Loans and bills discounted	2,614,865	Bonds payable	20,000
Foreign exchanges	10,778	Borrowed money from trust account	145
Lease receivables and investment assets	35,846	Other liabilities	45,638
Other assets	39,342	Reserve for bonuses	773
Tangible fixed assets	31,428	Reserve for retirement benefits	13,040
Buildings	11,142	Reserve for directors’ retirement benefits	31
Land	15,684	Reserve for management board benefit trust	460
Construction in progress	27	Reserve for reimbursement of deposits	172
Other tangible fixed assets	4,573	Reserve for loss on refund of interest	33
Intangible fixed assets	12,108	Reserve for customer service points	324
Software	11,778	Deferred tax liabilities	14,681
Other intangible fixed assets	330	Deferred tax liabilities for land revaluation	1,473
Deferred tax assets	197	Acceptances and guarantees	17,345
Customers’ liabilities for acceptances and guarantees	17,345	Total liabilities	5,238,244
Reserve for possible loan losses	(54,148)	Net assets:
		Stated capital	26,673
		Capital surplus	13,053
		Retained earnings	176,013
		Treasury shares	(663)
		Total shareholders' equity	215,077
		Net unrealized gains on available-for-sale securities	63,560
		Net deferred losses on hedging instruments	(3)
		Land revaluation surplus	2,272
		Remeasurements of defined benefit plans	(2,443)
		Total cumulative other comprehensive income	63,385
		Non-controlling interests	7,806
		Total net assets	286,269
Total assets	5,524,513	Total liabilities and net assets	5,524,513

Consolidated Statement of Income                                                            (April 1, 2020 through March 31, 2021)

(units: ¥ million)

Item	Amount
Ordinary income		79,098
Interest income	34,882
Interest on loans and discounts	25,091
Interest and dividends on securities	9,286
Interest on call loans and bills bought	6
Interest on deposits paid	484
Other interest income	13
Trust fees	0
Fees and commissions	10,130
Other operating income	15,835
Other ordinary income	18,249
Gain on loan losses recovered	595
Other ordinary income	17,653
Ordinary expenses		66,207
Interest expenses	542
Interest on deposits received	219
Interest on negotiable certificates of deposit	3
Interest on call money and bills sold	26
Interest on securities lending transactions	84
Interest on borrowings	3
Interest on bonds	69
Other interest expenses	134
Fees and commissions	3,547
Other operating expenses	16,108
General and administrative expenses	31,261
Other expenses	14,746
Provision for reserve for possible loan losses	11,007
Other ordinary expenses	3,738
Ordinary profit		12,890
Extraordinary profit		1
Gain on disposal of fixed assets	0
Gain on reversal of asset retirement obligations	1
Other	0
Extraordinary losses		899
Loss on disposal of fixed assets	248
Impairment loss	650
Current net income before income tax adjustment		11,993
Income taxes - current	6,052
Income taxes - deferred	(1,136)
Income taxes - total		4,916
Current net income		7,076
Current net income attributable to non-controlling interests		324
Current net income attributable to owners of parent		6,752

■	Audit Report

Transcript of audit report by financial auditor

Audit Report by Independent Auditor

May 13, 2021

Attention: Board of Directors

The Hokkoku Bank, Ltd.

Ernst & Young ShinNihon LLC

Tokyo Office

Designated Limited Liability Partner and Engagement Partner	Certified Public Accountant	Masashi Nezu	[seal]
Designated Limited Liability Partner and Engagement Partner	Certified Public Accountant	Hiroyuki Ikeda	[seal]
Designated Limited Liability Partner and Engagement Partner	Certified Public Accountant	Tetsuro Tone	[seal]

Audit Opinion

We have audited the financial statements of The Hokkoku Bank, Ltd. for the 113th Term (April 1, 2020 through March 31, 2021), which comprise the balance sheet, the statements of income, statement of changes in equity, material accounting policy, other explanatory notes, and annexed detailed statements to the financial statements (the “Financial Statements”), pursuant to the provisions of Article 436, paragraph (2), item (1) of the Companies Act of Japan.

In our opinion, the Financial Statements present fairly, in all material respects, the assets, income, and losses of the company for the relevant period in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are described in the Auditor’s Responsibilities for the Audit of Financial Statements section below. We are independent of the company in accordance with the professional ethics requirements in Japan, and we have fulfilled our other ethical responsibilities as an auditor. We have determined that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management and the Audit and Supervisory Committee for the Financial Statements

Management is responsible for the preparation and fair presentation of the Financial Statements in accordance with accounting principles generally accepted in Japan, and for implementing and operating internal control as management determines is necessary to enable the preparation of Financial Statements that are free from material misstatement, whether due to fraud or error.

In preparing the Financial Statements, management is responsible for assessing the company’s ability to continue as a going concern and disclosing, as required by accounting principles generally accepted in Japan, matters related to a going concern.

The Audit and Supervisory Committee is responsible for overseeing the performance of duties by Directors in connection with the implementation and operation of the financial reporting process.

Auditor’s Responsibilities for the Audit of Financial Statements

Our responsibility as auditor is to obtain reasonable assurance through the audit about whether the Financial Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor’s report that includes our opinion on the Financial Statements. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the Financial Statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement in the Financial Statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. The selection and application of the audit procedures are decided by the auditor. We then obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
•	Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the Financial Statements is not to express an opinion on the effectiveness of the company’s internal control.
•	Evaluate the appropriateness of accounting policies used by management and their application, and the reasonableness of accounting estimates and related disclosures made by management.
•	Come to a conclusion on the appropriateness of management’s use of the going concern basis of accounting to prepare the Financial Statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the Financial Statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the Financial Statements, including the disclosures, and whether the Financial Statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

We report to the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the professional ethics requirements regarding independence in Japan, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or reduce obstructions.

Disclosure of Interests

We and our engagement partners do not have any interest in the company that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

END

Transcript of audit report of consolidated financial statements by financial auditor

Audit Report by Independent Auditor

May 13, 2021

Attention: Board of Directors

The Hokkoku Bank, Ltd.

Ernst & Young ShinNihon LLC

Tokyo Office

Designated Limited Liability Partner and Engagement Partner	Certified Public Accountant	Masashi Nezu	[seal]
Designated Limited Liability Partner and Engagement Partner	Certified Public Accountant	Hiroyuki Ikeda	[seal]
Designated Limited Liability Partner and Engagement Partner	Certified Public Accountant	Tetsuro Tone	[seal]

Audit Opinion

We have audited the consolidated financial statements of The Hokkoku Bank, Ltd. for the consolidated financial year from April 1, 2020 through March 31, 2021, which comprise the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in equity, material matters that form the basis for the preparation of the consolidated financial statements, and other explanatory notes to the consolidated financial statements, pursuant to the provisions of Article 444, paragraph (4) of the Companies Act of Japan.

In our opinion, the consolidated financial statements present fairly, in all material respects, the assets, income, and losses of the corporate group comprising The Hokkoku Bank, Ltd. and its consolidated subsidiaries for the relevant period in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are described in the Auditor’s Responsibilities for the Audit of Consolidated Financial Statements section below. We are independent of the company and its subsidiaries in accordance with the professional ethics requirements in Japan, and we have fulfilled our other ethical responsibilities as an auditor. We have determined that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management and the Audit and Supervisory Committee for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for implementing and operating internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the company’s ability to continue as a going concern and disclosing, as required by accounting principles generally accepted in Japan, matters related to a going concern.

The Audit and Supervisory Committee is responsible for overseeing the performance of duties by Directors in connection with the implementation and operation of the financial reporting process.

Auditor’s Responsibilities for the Audit of Consolidated Financial Statements

Our responsibility as auditor is to obtain reasonable assurance through the audit about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor’s report that includes our opinion on the consolidated financial statements. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement in the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. The selection and application of the audit procedures are decided by the auditor. We then obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
•	Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the consolidated financial statements is not to express an opinion on the effectiveness of the company’s internal control.
•	Evaluate the appropriateness of accounting policies used by management and their application, and the reasonableness of accounting estimates and related disclosures made by management.
•	Come to a conclusion on the appropriateness of management’s use of the going concern basis of accounting to prepare the consolidated financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.
•	Obtain sufficient, appropriate audit evidence regarding the financial information of the company and its subsidiaries to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision, and performance of the audit of the consolidated financial statements. We remain solely responsible for our audit opinion.

We report to the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the professional ethics requirements regarding independence in Japan, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or reduce obstructions.

Disclosure of Interests

We and our designated engagement partners do not have any interest in the company or its consolidated subsidiary companies that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

END

Transcript of audit report by the Audit and Supervisory Committee

Audit Report

The following is a report on the methods and results of the Audit and Supervisory Committee’s audit of the performance of duties by Directors in the 113th Term (April 1, 2020 through March 31, 2021).

1.	Method and details of audit

The Audit and Supervisory Committee received periodic reports from Directors, employees, etc. regarding the content of the Board of Directors resolution related to Article 399-13. paragraph (1), item (1)(b) and (c) of the Companies Act and the structure and operation of the system established pursuant to that resolution (the internal control system), requested explanations as necessary, expressed opinions, and conducted its audit by the following method.

(i)	Attended material meetings including the Board of Directors and strategic meetings, received reports from Directors and employees, etc. regarding matters with respect to their performance of duties, requested explanations as necessary, viewed the minutes and approval documents of material meetings, and investigated the status of the business and assets of the head office and major sales offices based on the Audit and Supervisory Committee standards established by the Audit and Supervisory Committee and pursuant to the audit policy and division of duties, in collaboration with the Bank’s Audit Department and Internal Control Department. With respect to subsidiaries, came to a mutual understanding and exchanged information with Directors of subsidiaries and received reports on business from subsidiaries as necessary.
(ii)	Supervised and monitored whether the financial auditor remains independent and is conducting its audit fairly, received reports from the financial auditor regarding its performance of duties and requested explanations as necessary. Received a notice from the financial auditor to the effect that “systems for ensuring that the performance of the duties of financial auditors is being carried out correctly” (matters specified in each item of Article 131 of the Rules of Corporate Accounting) are established in accordance with the “standards for audit quality control” (Business Accounting Council of October 28, 2005), and requested explanations as necessary.

Based on the above method, the Audit and Supervisory Committee examined the business report and annexed detailed statement, financial statements (i.e., the balance sheet, statement of income, and statement of changes in equity) and annexed detailed statement, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, and consolidated statement of changes in equity) for this fiscal year.

2. Results of audit

(1)	Results of audit of the business report, etc.
(i)	In our opinion, the business report and the annexed detailed statement comply with laws and ordinances and the articles of incorporation and accurately reflect the situation of the company.
(ii)	In our opinion, there has been no material misconduct or breach of laws and regulations or the articles of incorporation by a Director in the course of performing duties.
(iii)	In our opinion, the content of the resolutions of the Board of Directors related to the internal control system is appropriate, and there are no matters requiring comment with respect to the statements in the business report and the Directors’ performance of duties related to the internal control system.
(2)	Results of auditing the financial statements and annexed detailed statement

In our opinion, the method and results of the audit conducted by Ernst & Young ShinNihon LLC are appropriate.

(3)	Results of audit of consolidated financial statements

In our opinion, the method and results of the audit conducted by Ernst & Young ShinNihon LLC are appropriate.

May 14, 2021

The Hokkoku Bank, Ltd. Audit and Supervisory Committee

Full-time Audit and Supervisory Committee Member	Hidehiro Yamamoto
Audit and Supervisory Committee Member	Shigeru Nishii
Audit and Supervisory Committee Member	Masako Osuna
Audit and Supervisory Committee Member	Tadashi Onishi
Audit and Supervisory Committee Member	Shuji Yamashita
Audit and Supervisory Committee Member	Takako Ishihara

Note: Audit and Supervisory Committee Members Shigeru Nishii, Masako Osuna, Tadashi Onishi, Shuji Yamashita, and Takako Ishihara are outside Directors defined in Article 2, item (15) and Article 331, paragraph (6) of the Companies Act.

END

Notes:

Map of Shareholder Meeting Venue

Venue	Main Hall, 3F, Head Office of the Bank	(Reception is scheduled to commence at 9:00 a.m. on the day of the meeting)
2-12-6 Hirooka, Kanazawa-shi Tel: 076-263-1111

富山
金沢フォーラス
金沢パークビル
金沢港口
兼六園口
金沢駅
広岡西
広岡
立体駐車場
北國銀行本店
地下道出口
地下道
県立音楽堂
広岡中
福井
立体駐車場詳細図
出
入
立体駐車場
北國銀行本店
入

* Parking is limited, so please use public transport where possible.

There is an underground walkway between the head office and Kanazawa Station’s Kanazawa Port Gate (the exit labeled “Hirooka 2-chome District Gate”).